UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2011

SG BLOCKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22563	95-4463937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Madison Avenue, Suite 16C NY, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-2423

CDSI HOLDINGS INC., 100 S.E. Second Street, Miami, Florida, 33131
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

i

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2011, the CDSI Holdings Inc., a Delaware corporation (now known as SG Blocks, Inc. in Delaware) (“CDSI” or the “Company”) entered into separate indemnification agreements with Paul Galvin, Joseph Tacopina, Stevan Armstrong, J. Scott Magrane, Christopher Melton, J. Bryant Kirkland III, Richard J. Lampen, and Jennifer Strumingher, the Company’s executive officers and directors (such agreements, the “Company Indemnification Agreements”) and with Brian A. Wasserman, the Company’s Chief Financial Officer (such agreement, the “Wasserman Indemnification Agreement”).

The Company Indemnification Agreements and the Wasserman Indemnification Agreement are substantively the same and provide that the Company will, with regard to each indemnified party thereunder (each an “Indeminitee”): (a) advance expenses to any Indemnitee, as provided in such indemnification agreements and to the fullest extent permitted by law, and (b) indemnify any Indeminitee against expenses, including, without limitation, amounts paid in an approved settlement, as well as any judgments, fines and penalties levied or awarded against any Indemnitee in connection with such proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

The Company has attached hereto as Exhibits 10.2 a copy of the Wasserman Indemnification Agreement.  The foregoing summaries are qualified in their entirety by the contents of the Wasserman Indemnification Agreement.

Item 2.01	Completion of Acquisition of Disposition of Assets.

Merger

Structure

As reported in the Current Report on Form 8-K filed by the Company on August 2, 2011 with the Securities and Exchange Commission (the “SEC”) (the “August 8-K”), CDSI entered into a Merger Agreement and Plan of Reorganization, as amended (the “Merger Agreement”) by and among CDSI, CDSI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CDSI (“Merger Sub”), SG Blocks, Inc., a Delaware corporation (n.k.a SG Building Blocks, Inc.) (“SG Building”), and certain stockholders of SG Building (the “Signing Stockholders”).

On November 4, 2011, Merger Sub merged with and into SG Building, with SG Building surviving the Merger and becoming a wholly-owned subsidiary and principal operating business of CDSI (the “Merger”) and the holders of common stock of SG Building will received the Merger Consideration described below under the heading “Merger Consideration.”  Upon consummation of the Merger, SG Building changed its name to SG Building Blocks, Inc.

On July 27, 2011, in connection with the Merger, CDSI obtained the written consent of a majority of its outstanding common stock approving, among other things, (i) the Merger Agreement and the related transactions, including the Change of Control described in Item 5.01; (ii) an increase in the number of authorized shares of the Company’s common stock, par value $0.01 per share, (the “Common Stock”) from 25,000,000 shares to 100,000,000 shares, (iii) the change of the name of the Company to “SG Blocks, Inc.” and (iv) the adoption of a 2011 Incentive Stock Plan (the “2011 Plan”) to be effective upon consummation of the Merger.  The foregoing eliminated the need for a special stockholder meeting to approve such items.  The Company’s Board of Directors (the “Board”) had previously approved each of the foregoing items.

The 2011 Plan allows CDSI to issue options, stock appreciation rights, restricted stock and other stock or incentive awards to directors, officers, consultants, advisors and employees of CDSI.  The 2011 Plan provides for the issuance of awards of up to 8,000,000 shares of CDSI’s Common Stock.

Upon consummation of the Merger, (i) Robert Lundgren and Glenn Halpryn resigned from their Board positions with the Company and (ii) Paul M. Galvin, SG Building’s Chief Executive Officer, Joseph Tacopina, a director of SG Building’s, Stevan Armstrong, SG Building’s President and Chief Operating Officer, J. Scott Magrane and Christopher Melton were appointed to the Company’s Board.

Additionally, upon consummation of the Merger, (i) each of Richard J. Lampen and J. Bryant Kirkland III resigned from their positions as officers of the Company and (ii) Paul Galvin became the Chief Executive Officer of the Company, Brian Wasserman became the Chief Financial Officer of the Company, Stevan Armstrong became the President and Chief Operating Officer of the Company and Jennifer Strumingher became the Chief Administrative Officer of the Company.

As a result of the foregoing, the Change of Control occurred with respect to the Company’s stock ownership and management upon consummation of the Merger.  See section titled “Certain Relationships And Related Transactions, and Director Independence -Transaction Relationships - Ladenburg” in this Item 2.01 for additional background to the Merger and Transaction Relationships.  See Item 5.01 titled “Change in Control of The Registrant” for additional Change in Control of The Registrant, which is incorporated by reference.

Consideration

Upon consummation of the Merger, the holders of common stock of SG Building became entitled to receive an aggregate of 36,050,764 shares of Company Common Stock (subject to rounding of fractional shares to the next whole share).  Additionally, Ladenburg Thalmann & Co. Inc. (“Ladenburg”) became entitled to receive in the Merger 408,750 shares of Company Common Stock pursuant to contractual obligations between SG Building and Ladenburg.

Upon consummation of the Merger, all outstanding SG Building warrants were cancelled and substituted with warrants of similar tenor to purchase an aggregate of 1,145,510 shares of Company Common Stock.

As a result of the foregoing, the holders of Company Common Stock prior to the Merger now own an aggregate of 8% of the Company Common Stock on a fully diluted basis, the stockholders and warrant holders of SG Building now beneficially own an aggregate of 91% of the Company Common Stock on a fully diluted basis and Ladenburg  owns an aggregate of 1% of the Company Common Stock on a fully diluted basis (not including warrants to purchase shares of Company Common Stock it will receive in the Merger as a result if it currently holding warrants to purchase shares of SG Building common stock).

The Company Common Stock was issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof.

Indemnification of CDSI

To provide a fund for payment to CDSI with respect to its post-closing rights to indemnification under the Merger Agreement, 817,500 shares of Company Common Stock, which were to be received by the holders of SG Building common stock, were placed in escrow with an independent escrow agent (“Indemnity Escrow Fund”). The Indemnity Escrow Fund is the sole remedy for CDSI for its rights to indemnification under the Merger Agreement.  Claims for indemnification may be asserted against the Indemnity Escrow Fund by CDSI once its damages exceed a $500,000 deductible and will be reimbursable to the full extent of the damages in excess of such amount up to a maximum of the Indemnity Escrow Fund.  Claims for indemnification may be asserted until the 5th business day after CDSI has filed with the SEC its Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

Lock-Up Agreements

Pursuant to the terms of lock-up agreements entered into upon signing of the Merger Agreement (the “Lock-Up Agreements”), all of the officers and directors of SG Building and each stockholder of SG Building then owning in excess of 20% of the SG Building common stock agreed not to sell their shares until the 12-month anniversary of the consummation of the Merger, subject to certain exceptions.

Charter Amendments

As previously reported in the August 8-K, the Company, in connection with the Merger Agreement, changed its name to “SG Blocks, Inc.” and increased its authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares. To effect these changes, the Company filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware upon consummation of the Merger on November 4, 2011. Concurrently with the filing of the amended and restated certificate of incorporation, the Company notified the Financial Industry Regulatory Authority (“FINRA”) of the name change and obtained a new trading symbol for the Company Common Stock. The Company’s Common Stock is now quoted on the OTC Bulletin Board under the symbol “SGBX”.  The Company’s Common Stock was previously quoted under the symbol “CDSI”.

As the Company’s business operations are conducted through SG Building (f.k.a. SG Blocks, Inc.) following consummation of the Merger, the Company believes that the name “SG Blocks, Inc.” better describes its business model.

The increase in the authorized number of shares of Common Stock was necessary in order for the Company to have sufficient stock available to issue to the holders of SG Building common stock of upon consummation the Merger and to have additional authorized shares of Common Stock for financing the Company’s business, for acquiring other businesses, for forming strategic partnerships and alliances, for stock dividends and stock splits, and for compensation purposes.  Except with regard to using such additional authorized shares for compensation purposes, the Company currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares of Common Stock for such purposes. For a description of the options granted by the Board on November 7, 2011, see the information set forth under the heading “Executive and Director Compensation - 2011 Option Grants” in Item 2.01, which is incorporated by reference.  Notwithstanding the foregoing, authorized but unissued shares of Common Stock may enable the Company’s Board to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Company’s Common Stock. If in the due exercise of its fiduciary obligations, for example, the Company’s Board were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent Board, by effect effecting an acquisition that might complicate or preclude the takeover, or otherwise.

The Company has attached hereto as Exhibits 3.1 a copy of the Amended and Restated Certificate of Incorporation of the Company, which reflect the above described amendments and which was filed with the Delaware on November 4, 2011.  The foregoing summary is qualified in their entirety by the contents of the Amended and Restated Certificate of Incorporation of the Company.

2011 Plan

Reference is made to the section titled “Description of Stockholder Matters - Stock Plan” of the Definitive Information Statement on Schedule 14C as filed with the SEC on October 4, 2011 with respect to the description of the 2011 Plan.  The 2011 Plan was filed at Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC by CDSI on August 2, 2011.

Business

Reference is made to Item 1 of the 2010 Annual Report on Form 10-K as filed with the SEC on January 31, 2011 with respect to the description of the business of CDSI prior to consummation of the Merger.  Upon consummation of the Merger, the business of SG Building became the principal operating business of CDSI.  The business of SG Building, now the principal business of CDSI, is described below.

Overview

On October 25, 2010, SG Blocks, LLC (“SG LLC”), a Missouri limited liability company, merged with and into SG Building, which continued the business of SG LLC (the “Conversion Merger”). SG LLC was formed on January 23, 2007 and SG Building (f.k.a. SG Blocks, Inc.) was formed on August 16, 2010. SG Building was not engaged in any business prior to the Conversion Merger.

The principal business of SG Building is to provide code engineered cargo shipping containers. SG Building modifies and delivers containers to meet the growing demand for safe and green construction. Rather than consuming new steel and lumber, SG Building capitalizes on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building. Offering a product that typically exceeds building code requirements, SG Building seeks to enable developers, architects, builders and owners to achieve greener construction, faster execution and stronger buildings of higher value. Since its inception in 2007, SG Building has developed and implemented the technology to break away from standardized container-construction while maintaining reduced costs. Committed to providing a construction methodology that will lessen the global carbon footprint, SG Building does not simply recycle (which requires additional energy consumption to break down material and then reform it for another purposes) — it utilizes existing steel material and repurposes it into modules that can be put to a higher and better use with significantly less energy input. In addition to providing code engineered cargo shipping containers for construction use, SG Building also continues to advance a patent pending structural steel framing system and the use thereof.

SG Building’s products have been featured in reports by several leading media outlets including NY Post, USA Today, CNN, Washington Post, ABC World News, NBC Nightly News and Bob Vila. In addition, Popular Mechanics selected one of SG Building’s buildings as a “best green design” in its April 2009 edition.

Description of Business

SG Building first selects shipping containers appropriate for the project, often that have reached the end of their useful life. These durable steel containers are then designed, proprietarily engineered and manufactured into a modified structure that is referred to in this “Description of Business” section as “SG BlocksTM”. A combination of engineering and architecture are used to make the containers adaptable for a wide variety of uses including housing, office buildings, barracks, hotels, schools, dormitories, hospitals, clinics and institutional facilities.

From a design perspective, SG BlocksTM can be used to build virtually any style of construction, from traditional to modern. SG BlocksTM can be delivered with a highly durable surface finish or ready to be clad with any type of standard or green technology friendly building skin.

SG BlocksTM have a particular application in meeting safe and sustainable housing needs in the United States and globally. The building system is designed to meet the needs of builders, developers, government officials, urban planners, architects, and engineers looking for fast and affordable alternatives that meet safe housing needs and standards, particularly in hurricane and earthquake prone areas. Criteria and testing processes have been developed to evaluate each container. Conversion and assembly is subjected to quality control, making the containers “code-ready.” Conformance with International Code Council requirements is an ongoing objective as this standard is used by a vast majority of governmental jurisdictions in the United States.

SG Building is a hands-off supplier. Partners, affiliates and customers carry the responsibility for container storage, modification, transportation and welding, leaving SG Building to manage the logistical task of coordinating the efforts of its strategic partners. These alliances help SG Building maintain a steady supply of containers available around the world. SG Building is actively exploring international opportunities, including in Brazil where it has formed a subsidiary.

Green Building

There is a worldwide movement toward green and carbon neutrality. Sustainable or “green” building is the practice of designing, constructing, operating, maintaining and removing buildings in ways that conserve natural resources and reduce their impact on climate change. Builders are increasingly incorporating “green” components in all projects as they adopt the LEED system, a third-party certification program and the nationally accepted benchmark for the design, construction and operation of high performance green buildings. SG Building believes its structural system contributes significantly towards LEED certification, and help minimize the wasteful practices of traditional construction methods.

Description of the Product

SG Building’s structural building system represents a change from the way buildings have typically been built in the past. It also represents a contribution to the greening of the construction industry with the advancement of new technology. Of great importance to the technology is the recycling of standard shipping containers. Intermodal containers generally come in either 40 foot or 20 foot long units that are either 8’6” (standard cube) or 9’6” (high cube).

The payload rating in a shipping configuration for a 40 foot container is roughly 60,000 pounds. The payload rating normally associated with residential or commercial structures is in most cases half of that amount. These units are designed for 9-high stacking aboard ships. The structures in this condition need to be able to withstand 15 long tons of load transversely and 7.5 long tons longitudinally. This far exceeds any gravity or lateral loads a normal residential or commercial building will ever experience.

This strong structure is the beginning of the SG Building building system. Various combinations as desired of siding, brick, and stucco can be added and the interior finished as any conventional structure would be. Upon completion, structures look and feel as if they were erected using traditional construction methods. However, the SG Building product is generally stronger, more durable, environmentally sensitive, and finished in less time than traditional construction methods.

The Process of the SG Building Conversion

Containers are selected, tested and evaluated against SG Building’s engineering, environmental, and utilization criteria and standards. The used containers are then certified as SG Building, ready for the manufacturing and fabrication processes. SG Building then provides specific and detailed engineering and fabrication details and modifies the containers in various configurations which often require structural changes, wall reconfigurations, the creation of window and door openings, and ceiling alterations to allow sheetrock hanging. The exterior walls and roof structure are then insulated with a high tech waterproof ceramic insulation. The SG Building are then shipped directly to the building site or are run through a modular factory and then delivered to the site. The builder places them into position on their foundation and connects them together by welding. The builder may then add roof trusses or other roof systems, and quickly the builder has an insulated structure under roof. The potential for savings in building time can be significant, particularly if interior pre-finish modularization is introduced at this step.

Historical Use of Shipping Containers in Construction

Although shipping containers have been reused as building structures since their introduction in the 1950s, such applications have been limited. Typically, shipping containers have been re-used to provide temporary shelter or storage. However, the idea of fabricating containers in large quantities for the building sector market is a relatively novel idea.

Over the past few years, several companies and individuals have been touting the use of shipping containers for construction purposes. Very few, however, have actually designed and built structures to meet building code requirements. In contrast, SG Building has already completed projects for the US Military, municipalities and Fortune 500 companies. As a result, SG Building believes it is positioned as the leader in this new technology industry.

SG Building believes it has debunked the architectural notion that structures built with containers look as if they were built with containers. Through concentrated education and promotion, SG Building believes that it has already begun to position its concept into the vocabulary of the architecture and building industries.

Competition

The construction industry is highly competitive. SG Building competes against numerous local, regional, national and international builders and others in the real estate business around the world. Going forward SG Building is committed to further educating the building community on the benefits of its technology to illustrate SG Building is more of a complement to than competition for builders. SG Building may compete for investment opportunities, financing, available land, raw materials and skilled labor with entities that possess greater financial, marketing and other resources than it does. Competition may increase if there is future consolidation in the land development and construction industry or from new building technologies that could arise. Additionally, many of those working with containers focus on the architecture and design element. As they are not fabricators, SG Building can provide the final product.

SG Building believes that it can distinguish itself from its competitors on the basis of cost and construction time. SG Building’s construction method is typically 10% to 20% less expensive than traditional construction methods, particularly in urban locations and multi-story projects. Construction time is typically reduced by 30 – 40% using SG Building’s construction method, reducing construction and soft costs substantially. The SG Building are designed to be hurricane, tornado and blast resistant, able to withstand harsh climate conditions and their flexibility of construction allows architects, developers, and owners to design the product to meet their needs.

Having already worked with regulatory agencies and obtained jurisdictional approvals from building departments, SG Building has gained practical experience needed to complement its engineering, architectural and technological knowledge. Standard permit approvals at the municipal level is the principal compliance and approval requirement for SG Building.

Intellectual Property

The creation of a proprietary, patentable intellectual property platform, driven by technological innovation, is a central strategy and a key differentiator for SG Building. This use of advanced technology is positioning SG Building as a primary resource for container based structure information and support. Such advanced application of technology creates a valuable marketing and closing tool for leads, a barrier to competitive entry, and is a cornerstone in the strategic development of SG Building’s global, scalable business platform. SG Building is now routinely called upon to provide the product for innovative architects who design container based systems. SG Building relies primarily on trade secrets to protect its intellectual property and proprietary technology at this time.

The SG Buildings Network

Two of SG Building’s most important affiliates are also stockholders:

•
ConGlobal Industries, Inc. (“ConGlobal”), one of the largest depot operators in the United States, operates 17 container repair and storage depots in 14 U.S. cities, Costa Rica and Mexico, catering to major shipping, leasing and freight movement companies around the world. With a national capacity of over 600 acres, the ConGlobal network of maintenance depots currently handles over 6,500 containers per week and can accommodate at least 170,000 TEU’s (twenty-foot equivalent unit). SG Building currently has an exclusive 10 year Collaboration and Supply contract with ConGlobal (the “ConGlobal Agreement”). Each depot is equipped with the resources to modify used shipping containers into SG Building’s green building material.

•
Lawrence Group is a architectural, interior design and planning firm. It has over 200 employees in six states and China, with over 100 designers, 39 interior designers and 28 LEED accredited professionals. Lawrence Group acts as an in-house architectural resource for SG Building.

SG Building has eight employees, not including Brian Wasserman who is serving as the Chief Financial Officer of SG Building pursuant to a consulting agreement. SG Building also hires independent contractors on an as-needed basis.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of our Common Stock. There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. The risks described below are not the only ones the Company will face. WE HAVE ALSO INCLUDED RISKS RELATING TO THE BUSINESS OF SG BUILDING, OUR ONLY OPERATING SUBSIDIARY AND OUR PRINCIPAL BUSINESS. If any of these risks actually occurs, the Company’s business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our Common Stock could decline and investors in our Common Stock could lose all or part of their investment. The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to us and SG Building, material risks related to the industries in which SG Building participates and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

Risks Relating to the Company

We have incurred net losses in certain prior periods and there can be no assurance that we will generate income in the future.

Our ability to achieve profitability will depend upon our ability to generate and sustain substantially increased revenues.  We may incur operating losses in the future as we execute our growth strategy.  We intend to make significant expenditures related to marketing, expansion of its website, hiring of additional personnel, and development of our technology and infrastructure.  Although SG Building generated revenue from continuing operations during the fiscal year ended December 31, 2010 and the six months ended June 30, 2011, it has incurred net losses of $1,247,644 and $585,109, respectively, during such periods.  For the fiscal year ended December 31, 2010 and the six months ended June 30, 2011 CDSI incurred net losses of $35,204 and $56,365, respectively, during such periods.  The likelihood that we will generate net income in the future must be considered in light of the difficulties facing the construction and construction management industries as a whole, economic conditions, the competitive environment in which we operate and the other risks and uncertainties discussed in this Current Report on Form 8-K.  Our operating results for future periods are subject to numerous uncertainties, and it may not achieve sufficient revenues to sustain or increase profitability on a quarterly or annual basis.

We have a history of losses.

CDSI has reported an operating loss in each of its fiscal quarters since inception.  There is a risk that we will continue to incur operating losses.

Revenues earned from currently planned projects may be less than originally anticipated.

Since January 1, 2011, SG Building has executed agreements (including design, architectural and engineering agreements) to build projects.  Currently, in the Company’s financial statements for fiscal period ended June 30, 2011, the Company has recognized $406,660 for deferred revenue.  While the Company has collected the amounts relating to deferred revenue, to the extent there is a problem with a project, such revenue is at risk.  The loss of a significant amount of the deferred revenue would have a material adverse effect on the Company.

We are dependent on the services of key personnel, and the unexpected loss of their services may adversely affect its operations.

Our success depends highly upon the personal efforts and abilities of our senior management team, specifically the efforts of Paul M. Galvin, the Company’s Chief Executive Officer and Director, and Stevan Armstrong, the Company’s President and Chief Operating Officer and Director.  The loss of the services of one or more of these individuals could have a material adverse effect on our business.  Our ability to achieve profitability and generate increased revenue will depend upon our ability to retain, and attract if necessary, experienced management personnel.

An investor in our Common Stock must consider the uncertainties facing early stage companies in highly regulated industries.

An investor in our Common Stock must consider the uncertainties facing early stage companies in highly regulated industries.  These uncertainties include:

•	an evolving business model that makes future success uncertain and an investment in our Common Stock highly speculative;

•	the lack of a well-developed brand that may limit our ability to attract customers;

•	the potential development of a comparable product and lack of barriers to entry by better funded competitors; and

•	our new corporate organization, regulatory requirements and its anticipated growth could lead to management distractions and higher than expected operating expenses.

Our business is susceptible to adverse weather conditions and natural disasters.

Our construction projects are susceptible to, and are significantly affected by, adverse weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, droughts, floods and fires.  These adverse weather conditions and natural disasters can cause delays and increased costs in the construction of new buildings.  If insurance is unavailable to us or is unavailable on acceptable terms, or if our insurance is not adequate to cover business interruption or losses resulting from adverse weather or natural disasters, our business and results of operations will be adversely affected.  In addition, damage to new buildings caused by adverse weather or a natural disaster can cause our insurance costs to increase.

Our failure to successfully complete the integration of SG Building or any other businesses acquired in the future could have a material adverse effect on our business, financial condition and operating results.

Any financing required for acquisitions could dilute the interests of our existing holders of our Common Stock, result in an increase in our indebtedness or both.  Acquisitions may entail numerous risks, including:

•	difficulties in assimilating acquired operations or products, including the loss of key employees from acquired businesses;

•	diversion of management’s attention from our core business;

•	adverse effects on existing business relationships with supplies and customers; and

•	risks of entering markets in which we have limited or no prior experience.

Our failure to successfully complete the integration of SG Building or any other acquired business could have a material adverse effect on our business, financial condition and operating results.  In addition, there can be no assurance that we will be able to identify suitable acquisition candidates or consummate acquisitions on favorable terms.

The Company relies on ConGlobal to supply it with containers used in its business and the unexpected termination of the ConGlobal Agreement would have a negative short-term impact on the Company’s business.

We rely on ConGlobal to supply us with containers and other resources used in our business and if this relationship were to unexpectedly end, or if the ConGlobal Agreement were to be unexpectedly terminated, such event could have a short-term (1-3 month) negative impact on our business while our alternate sources of supply are being implemented.

The Company relies on certain vendors to supply it with materials and products that if it were unable to obtain could adversely affect its business.

We have relationships with key materials vendors, and we rely on suppliers for our purchases of products from them.  Any inability to obtain materials or services in the volumes required and at competitive prices from our major trading partners, the loss of any major trading partner, or the discontinuation of vendor financing (if any) may seriously harm our business because we may not be able to meet the demands of our customers on a timely basis in sufficient quantities or at all.  Other factors, including reduced access to credit by our vendors resulting from economic conditions, may impair our vendors’ ability to provide products in a timely manner or at competitive prices.  We also rely on other vendors for critical services such as transportation, supply chain and professional services.  Any negative impacts to our business or liquidity could adversely impact our ability to establish or maintain these relationships.

Risks Relating to our Business

We depend on the availability and skill of subcontractors, their willingness to work with us, and their selection of suitable and quality building materials.

We rely on subcontractors to perform the actual construction of our building projects, and in many cases, to select and obtain raw materials.  Despite our detailed specifications and quality control procedures, in some cases, improper construction processes or defective materials may be used to finish construction of our building projects.  We may need to spend money to remediate such problems when they are discovered.  Defective products widely used by the construction industry can result in the need to perform extensive repairs to large numbers of buildings.  Though subcontracts are written to protect us from substandard performance or materials, pervasive problems could adversely affect our business.  The cost to us in complying with its warranty obligations in these cases may be significant if it is unable to recover the cost of repair from subcontractors, materials suppliers and insurers.  Further, the timing and quality of our construction depends on the availability and skill of subcontractors.  Although we believe that our relationships with our suppliers and subcontractors are good, there can be no assurance that skilled subcontractors will continue to be available at reasonable rates and in the areas in which it conducts its operations.  The inability to contract with skilled subcontractors or general contractors at reasonable costs on a timely basis could limit our ability to build and deliver buildings and could erode its profit margins and adversely affect its results of operations and cash flows.

We may have difficulty protecting its proprietary technology.

Intellectual property and proprietary technology are important to the success of our business.  We rely primarily on trade secrets to protect its intellectual property and proprietary technology.  While we intend to make the appropriate filings and protect our intellectual property and proprietary technology, there can be no assurance that we will be able to so.  In addition, it is difficult to protect against or monitor all possible misappropriations and unauthorized access to our intellectual property and technology.  To date, we have ordered prior art on five potential intellectual property claims.  Significant challenges in protecting our intellectual property and technology are posed by (a) funding limitations and (b) our rapidly evolving adaptation to new product/market/technology challenges.  Dissemination or dilution of the aforementioned intellectual property and technology could have an adverse effect on our business, financial condition, results of operations and liquidity.

Growth of operations may strain resources and if we fail to manage growth successfully, its business could be adversely affected.

Increased orders for our product have placed, and may continue to place, a strain on our operational, financial and managerial resources and personnel.  Any failure to manage growth effectively could have a material adverse effect on our business, operating results, financial condition and liquidity.

Our exposure to foreign currency rate risks and inflation could materially and adversely affect our business, financial condition and results of operations.

We may be exposed to foreign currency exchange rate risks and inflation with respect to our sales, profits, and assets and liabilities denominated in currencies other than the U.S. dollar as a result of possible international operations.  As a result, we may suffer losses as a result of foreign currency rate fluctuations.

Our revenue growth rate depends on our ability to execute our business plan.

We may not be able to identify and maintain the necessary relationships within the industries in which we participate.  Our ability to execute our business plan also depends on other factors, including the ability to:

•	negotiate and maintain contracts and agreements with acceptable terms;

•	implement terms of contracts and agreements according to original specifications;

•	hire and train qualified personnel and retain key employees;

•	maintain an affordable labor force;

•	maintain marketing and development costs at affordable rates;

•	ensure the availability of project financing; and

•	effectively compete within domestic and international markets.

Failure to properly perform any of the foregoing may have a material adverse effect on our business, operating results, financial condition and liquidity.

We face continuous pricing pressure from our customers and our competitors.  This will affect our margins and therefore our profitability and cash flow unless we can efficiently manage our manufacturing costs and market our products based on superior quality.

Our customers often make purchase decisions based on product pricing.  Many of our competitors have significantly greater financial resources than we have, and as a result may be able to withstand the adverse effect of discounted pricing and reduced margins in order to build market share.  While one of our strategies is to offer competitive pricing in order to retain and increase market share, and to seek to manage its manufacturing efficiently to sustain acceptable margins, we may not be able to maintain appropriate prices or to manage product manufacturing costs sufficiently to sustain acceptable margins.  Similarly, we also seek to compete based on product quality rather than just price, but it may not be successful in these efforts.  This could adversely affect our profitability, liquidity and market share.

The sale and export of products to a foreign country involves inherent operational risks that may not be adequately covered by insurance.

We can give no assurance that we will be adequately insured against all risks or that our insurers will pay a particular claim.  The cost of insurance on foreign business may be substantial and could decrease profitability.  Furthermore, we may not be able to obtain adequate insurance coverage at reasonable rates in the future.  We may also be subject to claims by our customers involving disputes or situations that are beyond its control.  There is also a possibility of fraudulent claims or other illicit activities involving our transactions.  Any of these potentialities may give rise to a loss for which we are not insured, or adequately insured.

Our liability for estimated warranties may be inadequate, which could materially and adversely affect our business, financial condition and results of operations.

As a construction manager, we are subject to construction defect and warranty claims arising in the ordinary course of its business.  These claims are common in the construction management industry and can be costly.  At this time, the third party providers offer guarantees and warranties in accordance with industry standards that flow through to our clients.  Although we maintain reserves for such claims, which to date have been adequate, there can be no assurance that warranty expense levels will remain at current levels or that such reserves will continue to be adequate.  A large number of warranty claims exceeding our current warranty expense levels could have a material adverse effect on its results of operations.

We can be adversely effected by failures of persons who act on our behalf to comply with applicable regulations and guidelines.

Although we expect all of our associates (i.e., employees), officers and directors to comply at all times with all applicable laws, rules and regulations, there are instances in which subcontractors or others through whom we do business may engage in practices that do not comply with applicable regulations or guidelines.  It is possible that our associates may become aware of these practices but do not take steps to prevent them.  If we learn of practices relating to buildings it constructs that do not comply with applicable regulations or guidelines, we will move actively to stop the non-complying practices as soon as possible and we will take disciplinary action with regard to our associates who were aware of the practices, including in some instances terminating their employment.  However, regardless of the steps we take, we may be subject to fines or other governmental penalties, and our reputation may be injured.

The cyclical and seasonal nature of the construction and construction management industries causes our revenues and operating results to fluctuate, and we expect this cyclicality and seasonality to continue in the future.

The construction and construction management industries are highly cyclical and seasonal and is influenced by many international, national and regional economic factors including the availability of consumer and wholesale financing, seasonality of demand, consumer confidence, interest rates, income levels and general economic conditions, including inflation and recessions.  As a result of the foregoing factors, our revenues and operating results fluctuate, and we currently expect them to continue to fluctuate in the future.  Moreover, we have and may continue to experience operating losses during cyclical downturns in the construction and construction management market.

We may not be paid all amounts owed to us by our customers.

If the financial condition of our customers were to deteriorate, resulting in their inability or unwillingness to pay amounts owed to us, or if our customers are otherwise unable or unwilling to pay us, or if bankruptcy courts require us to refund amounts paid to us, our earnings and financial position could be negatively impacted.

Risks Relating to the Construction and Construction Management Industries

The construction management industry suffers from a lack of third-party financing, and our financial condition and results of operations could be negatively affected if additional third-party financing for the purchases of our buildings does not become available.

Our business and earnings depend substantially on our client’s ability to obtain financing for the development of their construction projects.  The availability and cost of such financing is further dependent on the number of financial institutions participating in the industry, the departure of financial institutions from the industry, the financial institutions’ lending practices, the strength of the domestic and international credit markets generally, governmental policies and other conditions, all of which are beyond our control.  In light of the current economic climate, some of our projects may not be successful in obtaining additional funds in a timely manner, on favorable terms or at all.  The availability of borrowed funds, especially for construction financing, has been greatly reduced, and lenders may require project developers to invest increased amounts of equity in a project in connection with both new loans and the extension of existing loans.  Unfavorable changes in the availability and terms of financing in the industry will have a material adverse effect on certain privately financed projects.

Our results of operations also depend on the ability of our potential privately financed customers to obtain loans for the purchase of new buildings.  Over the past few years, lenders have tightened the credit underwriting standards which have reduced lending volumes.  If this trend continues, it would negatively impact our sales.  Our sales depend in large part on the availability and cost of financing.  In addition, where our potential customers must sell their existing buildings or real estate in order to develop the new buildings, increases in mortgage costs and/or lack of availability of mortgages could prevent buyers of potential customers’ existing buildings from obtaining the mortgages they need to complete their purchases, which would result in our potential customers’ inability to make purchases from us.  If our potential buyers cannot obtain suitable financing, our sales and results of operations would be adversely affected.

The construction and construction management industries are highly competitive, and competition may increase the adverse effects of industry conditions.

We operate in a very competitive environment, which is characterized by competition from numerous local, regional and national builders and others in the real estate development business around the world.  We may compete for financing, raw materials and skilled management and labor resources.  We also compete with the rental market, as well as with the resale, or “previously owned,” building market, which has increased significantly due to the large number of foreclosures due to the current economic downturn.  An oversupply of buildings available for sale and the heavy discounting of building prices by some of our competitors could adversely affect demand for our buildings and our results of operations.  Increased competition could require us to further increase our selling incentives and/or reduce our prices which could negatively affect our profits.

Government regulations and legal challenges may delay the start or completion of our projects, increase our expenses or limit our building activities, which could have a negative impact on our operations.

Various domestic and international rules and regulations concerning building, zoning, sales and similar matters apply to and/or affect the construction and construction management industries.  Governmental regulation affects construction activities as well as sales activities, mortgage lending activities and other dealings with consumers.  These industries also have experienced an increase in domestic state and local legislation and regulations that limit the availability or use of land.  Municipalities may also restrict or place moratoriums on the availability of utilities, such as water and sewer taps.  In some areas, municipalities may enact growth control initiatives, which will restrict the number of building permits available in a given year.  In addition, we may be required to apply for additional approvals or modify its existing approvals because of changes in local circumstances or applicable law.  If governments in locations in which we operate take actions like these, it could have an adverse effect on our business by causing delays, increasing our costs or limiting our ability to operate in those areas.  Further, we may experience delays and increased expenses as a result of legal challenges to our proposed projects, whether brought by governmental authorities or private parties.  Failure to comply with laws or regulations applicable to or affecting us, or the passage in the future of new and more stringent laws affecting us, may adversely affect our financial condition or results of operations.

Supply risks and shortages relating to labor and materials can harm our business by delaying construction and increasing costs.

Though the availability of talented consultants and subcontractors is high in the current economic environment, the construction and construction management industries from time to time have experienced significant difficulties with respect to:

•	shortages of materials;

•	volatile or sustained increases in the cost of raw materials, including containers, traditional finish materials which are significant components of its construction costs;

•	shortages of qualified trades people and other labor;

•	changes in laws relating to union organizing activity;

•	inadequately capitalized or uninsured local subcontractors;

•	lack of availability of adequate utility infrastructure and services; and

•	transportation cost increases.

These difficulties can, and often do, cause unexpected short-term increases in construction costs and cause construction delays.  In addition, to the extent our subcontractors incur increased costs associated with higher insurance premiums and compliance with regulations, these costs may be passed on to us.  We are generally unable to pass on any unexpected increases in construction costs to those customers who have already entered into sales contracts, as those contracts generally fix the price of the building at the time the contract is signed.  Pricing competition, oversupply of new and existing buildings and tightening mortgage qualifications, among other factors may restrict our ability to pass on any additional costs, and may negatively impact its profit margins.

We have not experienced any work stoppages due to strikes by unionized workers, but there is no assurance that there will not be any work stoppages due to strikes or other job actions in the future.

Risks Relating to the Merger

As a result of the Merger, we have become subject to more reporting requirements of federal securities laws, which can be expensive.

As a result of the Merger, we have become an operating company. Accordingly, we may be subject to more information and reporting requirements of the Exchange Act and other Federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders may increase and may cause our expenses to be higher.

In addition, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

Because we were previously a shell company and acquired an operating entity by means of a reverse merger with one of our subsidiaries, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us formerly being a shell company and acquiring an operating entity through a “reverse merger”. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Risks Relating to our Common Stock

Our stock price may be volatile.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	technological innovations or new products by us or our competitors;

•	intellectual property disputes;

•	additions or departures of key personnel;

•	sales of our Common Stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Our limited operating history makes evaluating our Common Stock more difficult, and therefore, investors have limited information upon which to rely.

We have limited historical data upon which to forecast operating expenses or future needs and operating results.  Our limited operating history will make it difficult for investors to evaluate our business and prospects.  Investors must consider our prospects in light of the risks, expenses and difficulties it faces as an early stage company with a limited operating history, new organizational structure and operating in a highly regulated and competitive industry.

Our directors, executive officers and affiliated persons beneficially own a substantial number of shares of  our Common Stock, which gives them significant control over certain major decisions upon which its stockholders may vote and may discourage an acquisition of the Company.

Our executive officers, directors and affiliated persons beneficially own a substantial number of shares of our Common Stock.  The interests of our officers, directors and affiliated persons (as stockholders) may differ from the interests of other stockholders.  As a result, these officers, directors and affiliated persons will have significant influence over all corporate actions requiring stockholder approval, irrespective of how other stockholders may vote, including the following actions:

•	elect or defeat the election of the our directors;

•	amend or prevent amendment the our Certificate of Incorporation or Bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the stockholders for vote.

Management’s ownership of a substantial number of shares of our Common Stock may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce its stock price or prevent our stockholders from realizing a premium over its stock price.

Our Common Stock may be deemed a “penny stock”, which would make it more difficult for the Company’s investors to sell their shares.

Our Common Stock is subject to the “penny stock” rules adopted under section 15(g) of the Securities Exchange Act of 1934.  The penny stock rules apply to non-Nasdaq companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, that could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Common Stock.

Furthermore, for companies whose securities are quoted OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Sale of a substantial number of shares of the Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell substantial amounts of the Common Stock in the public market, the market price of our Common Stock could fall.  These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that it deems reasonable or appropriate.

Additional equity offerings may dilute current stockholders.

As a result of acquisitions or additional capital raisings, we may issue additional securities or instruments that may by convertible into or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive Common Stock.  The issuance of such additional securities will dilute the ownership of our then current stockholders.

Our liquidity and ability to raise capital may be limited.

As of June 30, 2011, SG Building had cash and cash equivalents of $1,542,998.  However, over the six months ended June 30, 2011, we had a net loss of $585,109.  While we currently believe that based on our current operating plan, we will have sufficient capital to meet our anticipated need for working capital and capital expenditures through October 1, 2012, we may need to obtain debt or additional equity financing prior to October 1, 2012, if our losses for the next year exceed our expectations or in the future.  It will also be difficult for us to make any acquisitions unless we can raise additional capital.  The type, timing and terms of the financing we may select will depend on, among other things, our cash needs, the availability of other financing sources and prevailing conditions in the financial markets.  Any financing would be dilutive to our stockholders.  There can be no assurance that any of these sources will be available to us at any time or that they will be available on satisfactory terms.

If we do not implement necessary internal control over financial reporting in an efficient and timely manner, or if we discover deficiencies and weaknesses in existing systems and controls, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our stock price.

It may be difficult to design and implement effective internal control over financial reporting for combined operations as the Company integrates the business of SG Building it acquired as a result of the Merger, and perhaps other acquired businesses in the future.  In addition, differences in existing controls of acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined.

If we fail to maintain an effective system of internal control, we may be unable to produce reliable financial reports or prevent fraud.  If we are unable to assert that its internal control over financial reporting is effective at any time in the future, or if our independent registered public accounting firm is unable to attest to the effectiveness of internal controls, is unable to deliver a report at all or can deliver only a qualified report, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in the our stock price.

We do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Common Stock.

We have never paid nor do we expect in the foreseeable future to pay any dividends.

There is a limited trading market for our Common Stock.

Since 1999, our Common Stock has been quoted on the OTC Bulletin Board of the National Association of Security Dealers, Inc.  There is a limited trading market in our shares and a stockholder could likely find it difficult to sell or to obtain quotations as to prices of our Common Stock.  During 2010, the average daily trading volume of our Common Stock was approximately 1,209 shares, with 207 days of 252 trading days having no trading activity.  No assurances can be given that our Common Stock will continue to be quoted on the OTC Bulletin Board or that an orderly trading market will be maintained for our Common Stock.

The issuance of additional securities by the Board will dilute the ownership interests of our current stockholders and could discourage the acquisition of the Company.

Our Board, without any action by our stockholders, is authorized to designate and issue additional classes or series of capital stock (including classes or series of preferred stock) as it deems appropriate and to establish the rights, preferences and privileges of such classes or series.  The issuance of any new class or series of capital stock would not only dilute the ownership interest of our current stockholders but may also adversely affect the voting power and other rights of holders of common stock.  The rights of holders of preferred stock and other classes of Common Stock that may be issued may be superior to the rights of the holders of the existing class of Common Stock in terms of the payment of ordinary and liquidating dividends and voting rights.

In addition, the ability of the Board to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal regarding the Company and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of Common Stock and render more difficult the removal of current management, even if such removal may be in the stockholders’ best interests.  See the sections titled “Description of Securities” and “Anti-Takeover Effect of Delaware Law, Certain Charter Provisions” in this Item 2.01 for a more detailed description of the Company’s securities and the anti-takeover effect of Delaware law and certain provisions in the Company’s Certificate of Incorporation.

FORWARD-LOOKING STATEMENTS

This “Management’s Discussion and Analysis or Plan of Operation” as well as other portions of this Current Report on Form 8-K contain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of assumptions, risks, and uncertainties that could cause the actual results of the Company and SG Building to differ materially from those matters expressed in or implied by such forward-looking statements. They involve known and unknown risks, uncertainties, and other factors, which are in some cases beyond the control of the Company and SG Building. No forward-looking statement can be guaranteed and actual future results may vary materially. The actual results of the Company and SG Building could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including without limitation, changes in funds budgeted by Federal, state and local governments, the availability and timely delivery of key raw materials, components and chassis, changes in competition, various inventory risks due to changes in market conditions, changes in product demand, substantial dependence on third parties for product quality, interest rate fluctuations, adequate direct labor pools, development of new products, changes in tax and other governmental rules and regulations applicable to the Company, reliability and timely fulfillment of orders and other risks indicated in the Company’s filing with the SEC. Additional information regarding these risk factors and uncertainties is described more fully in the Company’s SEC filings. A copy of all filings may be obtained from the SEC’s EDGAR web site, www.sec.gov, or by contacting the Chief Administrative Officer at the Company’s headquarters or by telephone 646-747-2423.

SG BUILDING’S MANAGEMENT’S DISCUSSION AND

ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction and Certain Cautionary Statements

The following discussion and analysis of the Company’s financial condition and results of operations is intended to assist in the understanding and assessment of significant changes and trends related to the results of operations and financial position of SG Building.  This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including the sections titled “Risk Factors” and “Business,” the Company’s Pro-forma Financial Statements and SG Building’s Financial Statements attached hereto.

The statements in this information statement may contain forward-looking statements relating to such matters as anticipated future financial performance, business prospects, legislative developments and similar matters. See “Forward-Looking Statements.” The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements such as intensified competition and/or operating problems in its operating business projects and their impact on revenues and profit margins or additional factors.  In addition, the information presented below is based on unaudited financial information.  There can be no assurance that there will not be changes to this information once audited financial information is available.

General

SG Building is a Delaware corporation, which offers the construction industry a safer, greener, faster, longer lasting and more economical alternative to conventional construction methods. SG Building redesigns, repurposes, and converts heavy-gauge steel cargo shipping containers into safe green building blocks for commercial, industrial, and residential building construction.

On July 27, 2011, the Company entered into the Merger Agreement by and among Merger Sub, a Delaware corporation and a wholly-owned subsidiary of the Company, SG Building, a Delaware corporation (known as SG Blocks, Inc. prior to the Merger), and certain stockholders of SG Building. The Merger Agreement provides for the Merger of Merger Sub with and into SG Building, with SG Building surviving the Merger and becoming a wholly-owned subsidiary of the Company. Upon consummation of the Merger, SG Building became the principal operating business of the Company and the Company was renamed SG Blocks, Inc.

SG Building is a provider of code engineered cargo shipping containers that it modifies and delivers to meet the growing demand for safe and green construction. Rather than consuming new steel and lumber, SG Building capitalizes on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building.

The following summaries of the Merger and related transactions, the Merger Agreement and the other agreements entered into by the parties are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

Upon consummation of the Merger, the holders of common stock of SG Building received an aggregate of 36,050,764 shares of the Company’s Common Stock. Additionally, Ladenburg received in the Merger 408,750 shares of the Company’s Common Stock. Upon consummation of the Merger, all outstanding SG Building warrants were cancelled and substituted with Company warrants of similar tenor to purchase an aggregate of 1,145,510 shares of the Company’s Common Stock.

The Merger was a reverse merger that will be accounted for as a recapitalization of SG Building.

Results of Operations

Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009:

Year Ended December 31

	2010	2009	Change

Loss from operations	(933,858)	(218,137)	(715,721)

Other expenses:	(313,786)	(80,982)	(232,804)

Net Loss	(1,247,644)	(299,119)	(948,525)

Revenue

Revenue for the year ended December 31, 2010 was $1,916,565 compared to $478,340 for the year ended December 31, 2009. This increase of $1,438,225 results from significantly increased block “green steel” sales to a single customer (2010 sales of approximately $990,000 vs. 2009 sales of approximately 285,000) and an increase in new engineering and project management jobs during 2010.

Cost of Revenue and Gross Profit

Cost of revenue increased by $1,049,466 to $1,339,159 for the year ended December 31, 2010 from $289,693 for the year ended December 31, 2009. The increase in cost of revenue results from an increase in sales offset by a decrease in the gross profit percentage. Gross profit increased to $577,406 for the year ended December 31, 2010 from a gross profit of $188,647 for the year ended December 31, 2009. The gross profit percentage was 30.1% for the year ended December 31, 2010 as compared to a gross profit percentage of 39.4% for the year ended December 31, 2009. This decrease in gross profit percentage results from an increase in the gross profit percent in block “green steel” sales (from 29.6% in 2009 to 32.5% in 2010) offset by a decrease in gross profit percent in engineering (from 58.9% in 2009 to 42.4% in 2010) and project management (from 49.1% in 2009 to 20.1 % in 2010) projects.

Compensation

Compensation expense for the year ended December 31, 2010 was $963,075 compared to $172,537 for the year ended December 31, 2009. The increase of $790,538 results from an increase in sales, marketing and administrative personnel.

Other Operating Expenses

Other operating expense for the year ended December 31, 2010 was $548,189 compared to $234,247 for the year ended December 31, 2009. The increase of $313,942 results from an increase of approximately (i) $81,000 in consulting and professional fees, (ii) $65,000 in marketing costs, (iii) $25,000 in travel and entertainment expenses, (iv) 64,000 in insurance costs and (v) $78,000 other general and administrative expenses.

Interest Expense

Interest expense for the year ended December 31, 2010 was $396,155 compared to $81,083 for the year ended December 31, 2009. This increase results from the beneficial conversion feature embedded in the convertible notes and related debt discount and contractual interest on increased borrowings.

Other income (expense)

During 2010 there was other income recognized from a cancellation of trade liabilities and accrued interest of $73,057 while there were no such debt cancellations during 2009. Additionally in 2010 there was other income of $9,275 recognized due to a change in fair value of derivative conversion option liabilities.

Income Tax Benefit

A 100% valuation allowance was provided against the deferred tax asset consisting of available net operating loss carry forwards and accordingly no income tax benefit was provided.

Six Months Ended June 30, 2011 Compared to the Six Months ended June 30, 2010:

Six months ended June 30

	2011	2010	Change

Loss from operations	(615,529)	(275,179)	(340,350)

Other income (expenses):	30,420	(67,448)	97,868

Net Loss	(585,109)	(342,627)	(242,482)

Revenue

Revenue for the six months ended June 30, 2011 was $2,592,683 compared to $1,256,042 for the six months ended June 30, 2010. This increase of $1,336,641 results from an increase of $1,805,004 in block “green steel” sales reduced by $468,363 of lower sales in engineering and project management jobs.

Cost of Revenue and Gross Profit

Cost of revenue increased by $1,365,504 to $2,217,313 for the six months ended June 30, 2011 from $851,809 for the six months ended June 20, 2010. The increase in cost of revenue results from an increase in sales offset by a decrease in the gross profit percentage. Gross profit decreased to $375,370 for the six months ended June 20, 2011 from a gross profit of $404,233 for the six months ended June 30, 2010. The gross profit percentage was 14.5% for the six months ended June 30, 2011 as compared to a gross profit percentage of 32.2% for the six months ended June 30, 2010. This decrease in gross profit percentage results from a decrease in the gross profit percent in block “green steel” sales (from 32.5% during the period in 2010 compared to 13.7% during the period in 2011) offset by an increase in gross profit percent in project management (from 28.8% during the period in 2010 to 41.6% during the period in 2011) and engineering (from 50.6% during the period in 2010 to 83.0% during the period in 2011).

Compensation

Compensation expense was relatively unchanged for the six months ended June 30, 2011 ($468,597) compared to compensation expense for the six months ended June 30, 2010 ($465,648).

Other Operating Expenses

Other operating expense for the six months ended June 30, 2011 was $522,302 compared to $213,764 for the six months ended June 30, 2010. The increase of $308,538 results from an increase of approximately (i) $58,000 in consulting and professional fees, (ii) $78,000 in marketing costs, (iii) $44,000 in travel and entertainment expenses, and (iv) $130,000 of general and administrative expenses.

Interest Expense

Interest expense for the six months ended June 30, 2011 was $2,034 compared to $94,905 for the six months ended June 30, 2010. This decrease results from the maturity and payment or conversion of outstanding interest bearing debts.

Other income (expense)

During the six months ended June 30, 2011 and June 30, 2010 there was other income recognized from (1) cancellation of trade liabilities and unpaid interest of $30,498 and $41,982, respectively and (2) a change in the fair value of the warrant liability of $1,929 and $0, respectively.

Income Tax Benefit

A 100% valuation allowance was provided against the deferred tax asset consisting of available net operating loss carry forwards and accordingly no income tax benefit was provided.

Impact of Inflation

The impact of inflation upon SG Building’s revenue and income/(loss) from continuing operations during each of the past two fiscal years has not been material to its financial position or results of operations for those years because SG Building does not maintain any inventories whose costs are affected by inflation.

Liquidity and Capital Resources

Since SG Building’s inception in 2008, SG Building has generated losses from operations and it anticipates that it will continue to generate losses from operations for the foreseeable future. As of December 31, 2010 and December 31, 2009, SG Building’s stockholders’ equity/(deficit) was approximately $440,200 and ($1,191,200), respectively. SG Building’s net loss from operations for the years ended December 31, 2010 and 2009 was $933,858 and $218,137, respectively. Net cash used in operating activities was $804,405 and $745,906 for the years ended December 31, 2010 and December 31, 2009, respectively.

SG Building incurred a net loss of $1,247,644 for the year ended December 31, 2010. SG Building’s cash balance as of December 31, 2010 was $1,038,661 and SG Building had working capital as of that date of $435,793.

Since inception, SG Building has funded its operations and working capital needs primarily with proceeds from equity and debt financings and sales activity. During 2009, SG Building generated net cash proceeds of $1,027,858 from the issuance of notes payable and capital contributions. During 2009, SG Building paid off $124,834 of outstanding notes payable. During 2010, SG Building generated net cash proceeds of $2,739,797 from the issuance of notes payable and issuance of common stock. During 2010, SG Building paid off $999,224 of outstanding notes payable. Also, from January 1, 2011 to June 30, 2011 SG Building generated net cash proceeds of $1,200,000 from the issuance of common stock.

Based on the recent progress SG Building made in the execution of its business plan, SG Building believes that its currently available cash, which includes funds it expects to generate from operations, will enable it to operate its business through at least October 1, 2012. However, SG Building will require additional capital in order to execute the longer term aspects of its business plan or if the Company’s losses over the next year exceed its expectations. If SG Building is unable to raise additional capital or encounter unforeseen circumstances that place constraints on its capital resources, SG Building will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing its business development activities or suspending the pursuit of its business plan. SG Building cannot provide any assurance that it will raise additional capital. SG Building has not secured any commitments for new financing at this time, nor can it provide any assurance that new financing will be available to it on acceptable terms, if at all.

Off-Balance Sheet Arrangements

As of December, 2010 and June 30, 2011, SG Building had no material off-balance sheet arrangements other than operating leases.

In the ordinary course of business, SG Building enters into agreements with third parties that include indemnification provisions which, in its judgment, are normal and customary for companies in its industry sector. These agreements are typically with consultants and certain vendors. Pursuant to these agreements, SG Building generally agrees to indemnify, hold harmless, and reimburse indemnified parties for losses suffered or incurred by the indemnified parties with respect to actions taken or omitted by SG Building. The maximum potential amount of future payments SG Building could be required to make under these indemnification provisions is unlimited. SG Building has not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. As a result, the estimated fair value of liabilities relating to these provisions is minimal. Accordingly, SG Building has no liabilities recorded for these provisions as of December 31, 2010.

Critical Accounting Estimates and New Accounting Pronouncements

Critical Accounting Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts and related disclosures in the financial statements. Management considers an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made, and changes in the estimate or different estimates that could have been selected could have a material impact on our consolidated results of operations or financial condition.

Share-Based Payments. SG Building adopted authoritative accounting guidance which establishes standards for share-based transactions in which it receives employee’s services in exchange for equity instruments, such as common stock. These authoritative accounting standards require that SG Building expense the fair value of stock options and similar awards, as measured on the awards’ grant date.

SG Building estimates the value of stock awards using valuation models developed by it. The determination of the fair value of share-based payment awards on the date of grant is affected by SG Building’s stock price as determined by the valuation model and the assumptions used regarding a number of complex and subjective variables.

If factors change and SG Building employs different assumptions in the application of the relevant accounting guidance in future periods, the compensation expense that it records may differ significantly from what it has recorded in the current period. There is a high degree of subjectivity involved when determining the fair value of our stock to estimate share-based compensation. Consequently, there is a risk that SG Building’s estimates of the fair values of its share-based compensation awards on the grant dates may bear little resemblance to the actual values realized upon the exercise, expiration, early termination or forfeiture of those share-based payments. Employee stock grants may be forfeited as worthless or otherwise result in zero value as compared to the fair values originally estimated on the grant date and reported in SG Building’s financial statements. Alternatively, value may be realized from these instruments that are significantly in excess of the fair values originally estimated on the grant date and reported in SG Building’s financial statements.

Derivative Instruments. Since inception, SG Building has issued warrants to purchase its common stock and convertible notes. In accordance with current accounting guidelines, SG Building has treated these derivative financial instruments as liabilities on its balance sheet, measured at fair value at issuance date, and re-measured at fair value on each reporting date. SG Building records changes in the fair value of these derivative liabilities in income or loss on each balance sheet date. SG Building uses both a Black-Scholes option and lattice pricing model, which uses the underlying price of its common stock as one of the inputs to determine the fair value at issuance date and at each subsequent reporting period. As a result, the fair value of the derivative instruments is impacted by changes in the market price of its common stock. The market price of its common stock can be volatile and is subject to factors beyond SG Building’s control. These factors include, but are not limited to, trends in the industry in which SG Building operates, the market of OTC Bulletin Board quoted stocks in general and sales of SG Building’s common stock. As a result, the value of its common stock may change from measurement date to measurement date, thereby resulting in fluctuations in the fair value of the derivative instruments, which can materially impact its operating results.

Revenue Recognition. SG Building accounts for its long-term contracts associated with the design, engineering, manufacture and project management of building projects and related services, using the percentage-of-completion accounting method. Under this method, revenue is recognized based on the extent of progress towards completion of the long-term contract.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. General and administrative costs, marketing and business development expenses and pre-project expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

The asset, “Costs and estimated earnings in excess of billing on uncompleted contracts,” represents revenue recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billing in excess of revenue recognized.

SG Building offers a one-year warranty on completed contracts. SG Building has not incurred any losses to date and nor does it anticipate incurring any losses for warranties that are currently outstanding.  Accordingly no warranty reserve is considered necessary for any of the periods presented.

SG Building also supplies repurposed containers to its customers. In these cases, SG Building serves as a supplier to its customers for standard and made to order products that it sells at fixed prices. Revenue from these contracts is generally recognized when the products have been delivered to the customer, accepted by the customer and collection is reasonably assured. Revenue is recognized upon completion of the following: an order for product is received from a customer; written approval for the payment schedule is received from the customer and the corresponding required deposit or payments are received; a common carrier signs documentation accepting responsibility for the unit as agent for the customer; and the unit is delivered to the customer’s shipping point.

Amounts billed to customers in a sales transaction for shipping and handling are classified as revenue. Products sold are generally paid for based on schedules provided for in each individual customer contract including upfront deposits and progress payments as products are being manufactured.

Funds received in advance of meeting the criteria for revenue recognition are deferred and are recorded as revenue when they are earned.

New Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-06 — Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2 fair value measurements. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The adoption of this guidance did not have a material impact on SG Building’s consolidated financial statements.

In February 2010, FASB issued ASU No. 2010-9 — Amendments to Certain Recognition and Disclosure Requirements. This update addresses certain implementation issues related to an entity’s requirement to perform and disclose subsequent-events procedures and removes the requirement that public companies disclose the date of their financial statements in both issued and revised financial statements. According to the FASB, the revised statements include those that have been changed to correct an error or conform to a retrospective application of U.S. GAAP. The adoption of this ASU did not have a material impact on SG Building’s consolidated financial statements.

In March 2010, FASB issued ASU No. 2010-11 — Scope Exception Related to Embedded Credit Derivatives. Embedded credit-derivative features related only to the transfer of credit risk in the form of subordination of one financial instrument to another are not subject to potential bifurcation and separate accounting as clarified by recently issued FASB guidance. Other embedded credit-derivative features are required to be analyzed to determine whether they must be accounted for separately. This update provides guidance on whether embedded credit-derivative features in financial instruments issued by structures such as collateralized debt obligations (CDOs) and synthetic CDOs are subject to bifurcation and separate accounting. The guidance is effective at the beginning of a company’s first fiscal quarter beginning after June 15, 2010. SG Building does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-13, Compensation — Stock Compensation: Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. ASU 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early adoption permitted. SG Building is currently evaluating the potential impact of this standard.

In May 2011, FASB issued ASU No. 2011.04, “Fair Value Measurement (Topic 820) — Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.”  This ASU addresses fair value measurement and disclosure requirements within Accounting Standards Codification Topic 820 for the purpose of providing consistency and common meaning between U.S. GAAP and IFRSs.  Generally, this ASU is not intended to change the application of the requirements in Topic 820. Rather, this ASU primarily changes the wording to describe many of the requirements in U.S. GAAP for measuring fair value or for disclosing information about fair value measurements.  This ASU is effective for periods beginning after December 15, 2011. It is not expected to have any material impact on SG Building’s consolidated financial statements or disclosures.

PROPERTIES

The Company leases office space at New York City for use as its headquarters.  The lease for this facility is terminable by either party to the lease upon 180 days prior written notice after September 26, 2013.  The Company also has use of office space in Brazil pursuant to an unwritten agreement that is terminable at any time, and use of storage and processing space at certain ConGlobal facilities pursuant to the ConGlobal Agreement.  The Company believes that its current facilities are adequate for the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of November 9, 2011 by (i) those persons or groups known to beneficially own more than 5% of the Company’s Common Stock, (ii) each current director and executive officer of the Company and (iii) all executive officers and directors as a group.  The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.  Except as otherwise indicated in the table below, the business address of each individual or entity is 400 Madison Avenue, Suite 16C NY, New York, 10017.

Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)

Directors and Named Executive Officers:

Paul Galvin(3)(4)(11)	4,008,125	9.8%
Joseph Tacopina(3)(4)(12)	2,674,793	6.7%
Stevan Armstrong(3)(5)(13)	3,443,932	8.6%
J. Scott Magrane(3)(6)(14)	401,970	1.0%
Christopher Melton(3)(7)(15)	215,742	*
J. Bryant Kirkland III (8)(9)(16)(20)	26,428	*
Richard J. Lampen (8)(9)(10)(17)	1,469,999	3.7%
Brian Wasserman(3)(18)	333,334	*
Jennifer Strumingher (3)(7)(19)	83,334	*
All executive officers and directors as a group (9 persons)	9,999,530	24%

*	Less than 1%.

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options and warrants to purchase shares of Common Stock exercisable within sixty (60) days.  Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)	Based on 39,729,514 shares of Common Stock outstanding on November 9, 2011.

(3)
Paul Galvin, Joseph Tacopina, Stevan Armstrong, J. Scott Magrane and Christopher Melton were appointed as directors upon consummation of the Merger on November 4, 2011. Additionally, Mr. Galvin was appointed as Chief Executive Officer, Mr. Armstrong was appointed as President and Chief Operating Officer, Brian Wasserman was appointed as Chief Financial Officer and Ms. Strumingher was appointed as Chief Administrative Officer, all upon consummation of the Merger on November 4, 2011.

(4)
Includes 2,658,127 shares held by Tag Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in SG Building (other partners include employees of SG Building). Paul Galvin and Joseph Tacopina are managing members of, and have a controlling interest in, TAG. Each of Messrs. Galvin and Tacopina may be deemed to beneficially own the shares of Common Stock owned by TAG. Each of Messrs. Galvin and Tacopina specifically disclaims beneficial ownership of the shares of Common Stock held by TAG, except to the extent of each of their pecuniary interest therein, and this shall not be deemed to be an admission that Messrs. Galvin and Tacopina are the beneficial owner of such shares of Common Stock.

(5)
Includes 3,327,266 shares are held by SMA Development Group, LLC, an entity controlled by Mr. Armstrong. Mr. Armstrong specifically disclaims beneficial ownership of the shares of Common Stock held by SMA Development Group, LLC, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Armstrong is the beneficial owner of such shares of Common Stock.

(6)
Includes 381,137 shares are held by Two Lake, LLC, an entity controlled by Mr. Magrane. Mr. Magrane specifically disclaims beneficial ownership of the shares held by Two Lake, LLC except to the extent of his pecuniary interest therein, and this shall not be deemed an admission that Mr. Magrane is the beneficial owner of such shares of stock.

(7)
Includes 194,909 shares held by Mr. Melton.  Does not include shares held by TAG. Mr. Melton and Ms. Strumingher each has a membership interest in TAG. Mr. Melton and Ms. Strumingher each specifically disclaims beneficial ownership of the shares of Common Stock held by TAG, except to the extent of their pecuniary interest therein, and this shall not be deemed to be an admission that either Mr. Melton or Ms. Strumingher is a beneficial owner of such shares of Common Stock.

(8)
Richard J. Lampen, a director of the Company, and J. Bryant Kirkland III, a director of the Company, serve as Executive Vice President and Vice President, respectively, of Vector Group Ltd. (“Vector”). Neither Mr. Kirkland nor Mr. Lampen has investment authority or voting control over the 1,490,000 shares of Common Stock owned by Vector.

(9)	Does not include shares of Common Stock held by Vector, as neither Mr. Kirkland nor Mr. Lampen has investment authority or voting control over the securities owned by Vector.

(10)	Includes (i)
408,750 shares of Common Stock held by Ladenburg and (ii) 1,044,583 shares of Common Stock issuable upon exercise of presently exercisable warrants held by Ladenburg. Mr. Lampen is the president and chief executive officer of Ladenburg Thalmann Financial Services Inc., the parent company and sole owner of Ladenburg. Accordingly, Mr. Lampen may be deemed to have investment authority and voting control over the securities owned by Ladenburg. Mr. Lampen specifically disclaims beneficial ownership of the shares of Common Stock held by Ladenburg, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Lampen is the beneficial owner of such shares of stock.

(11)	Includes 1,349,998 shares that Mr. Galvin has the right to acquire at within 60 days upon exercise of stock options.

(12)	Includes 16,666 shares that Mr. Tacopina has the right to acquire at within 60 days upon exercise of stock options.

(13)	Includes 116,666 shares that Mr. Armstrong has the right to acquire at within 60 days upon exercise of stock options.

(14)	Includes 20,833 shares that Mr. Magrane has the right to acquire at within 60 days upon exercise of stock options.

(15)	Includes 20,833 shares that Mr. Melton has the right to acquire at within 60 days upon exercise of stock options.

(16)	Includes 20,833 shares that Mr. Kirkland has the right to acquire at within 60 days upon exercise of stock options.

(17)	Includes 16,666 shares that Mr. Lampen has the right to acquire at within 60 days upon exercise of stock options.

(18)	Includes 333,334 shares that Mr. Wasserman has the right to acquire at within 60 days upon exercise of stock options.

(19)	Includes 83,334 shares that Ms. Strumingher has the right to acquire at within 60 days upon exercise of stock options.

(20)	Includes 5,595 shares held by Mr. Kirkland.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

On November 4, 2011, upon consummation of the Merger, (i) Richard J. Lampen and J. Bryant Kirkland III resigned from their officer positions with CDSI (but continue in their position as Board members), (ii) Robert Lundgren and Glenn Halpryn  resigned from their Board positions with CDSI and (iii) Paul M. Galvin, SG Building’s Chief Executive Officer, Joseph Tacopina, a director of SG Building, Stevan Armstrong, SG Building’s President and Chief Operating Officer, J. Scott Magrane and Christopher Melton were appointed to CDSI’s Board.  Additionally, upon consummation of the Merger, Paul Galvin became the Chief Executive Officer of CDSI, Brian Wasserman became the Chief Financial Officer of CDSI, Stevan Armstrong became the President and Chief Operating Officer of CDSI and Jennifer Strumingher became the Chief Administrative Officer of CDSI.  Except with respect to the Merger Agreement, there is no agreement or understanding between the Company and each current or proposed director or executive officer pursuant to which he was selected as an officer or director. As a result of the foregoing, the Change of Control occurred with respect to the Company’s stock ownership and management upon consummation of the Merger.

Current Executive Officers and Directors Following the Merger

Name	Age	Year First Elected Director	Position

Richard J. Lampen	57	1997	Director

J. Bryant Kirkland III	46	2008	Director

Paul Galvin	48	2011	Chief Executive Officer and Director

Stevan Armstrong	63	2011	President, Chief Operating Officer and Director

Joseph Tacopina	45	2011	Director

J. Scott Magrane	64	2011	Director

Christopher Melton	39	2011	Director

Brian Wasserman	46	--	Chief Financial Officer

Jennifer Strumingher	36	--	Chief Administrative Officer

Richard J. Lampen has served as a director of the Company since January 1997 and served as President and Chief Executive Officer of the Company from November 1998 until his resignation from those positions upon consummation of the Merger on November 4, 2011.  Mr. Lampen has also served as Executive Vice President of Vector (NYSE:VGR) since July 1996. Mr. Lampen has also served as President and Chief Executive Officer of Ladenburg Thalmann Financial Services Inc. (NYSE AMEX:LTS), an entity in which Vector owns an approximate 8% equity interest, since September 2006. Since October 2008, Mr. Lampen has served as President and Chief Executive Officer of Castle Brands Inc. (NYSE AMEX:ROX), a publicly traded developer and importer of premium branded spirits in which Vector held an approximate 10.7% equity interest at July 27, 2011. From October 1995 to December 2005, Mr. Lampen served as the Executive Vice President and General Counsel of New Valley Corporation, where he also served as a director. From May 1992 to September 1995, Mr. Lampen was a partner at Steel Hector & Davis, a law firm located in Miami, Florida.  From January 1991 to April 1992, Mr. Lampen was a Managing Director at Salomon Brothers Inc, an investment bank, and was an employee at Salomon Brothers Inc. from 1986 to April 1992. Mr. Lampen is also a director of Ladenburg Thalmann Financial Services and Castle Brands Inc. Mr. Lampen received a Bachelor of Arts degree from The Johns Hopkins University in 1975 and received a Juris Doctorate degree in 1978 from Columbia Law School.  Mr. Lampen’s pertinent experience, qualifications, attributes and skills include managerial experience and the knowledge and experience he has attained through his service as a director of publicly-traded corporations.

J. Bryant Kirkland III has served as a director of the Company since November 1998 and served as the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer of the Company from January 1998 until his resignation from those positions upon consummation of the Merger on November 4, 2011.  Mr. Kirkland has served as a Vice President of Vector since 2001 and became Vice President, Treasurer and Chief Financial Officer of Vector on April 1, 2006. From November 1994 to December 2005, Mr. Kirkland served in various financial capacities with New Valley Corporation, the predecessor to New Valley LLC. Mr. Kirkland served as Vice President, Treasurer and Chief Financial Officer from January 1998 to December 2005. Mr. Kirkland also served as Chief Financial Officer of Ladenburg Thalmann Financial Services Inc. from June 2001 to October 2002. Mr. Kirkland received a Bachelor of Science in Business Administration from the University of North Carolina in 1987 and a Masters of Business Administration from Barry University in December 2006. Mr. Kirkland’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise.

Paul M. Galvin was appointed as a director and the Company’s Chief Executive Officer upon consummation of the Merger on November 4, 2011.  Mr. Galvin has served as the Chief Executive Officer of SG Building and its predecessor entity, SG LLC, since April 2009; and as a director of SG Building and its predecessor entity since January 2007. Mr. Galvin is a founder of SG LLC.  Mr. Galvin has been a managing member of TAG, an investment partnership formed for the purpose of investing in SG Building, since October 2007.  Mr. Galvin brings to SG Building 20 years of experience developing and managing real estate including residential condominiums, luxury sales, market rate and affordable rental projects. Prior to his involvement in real estate, he founded a non-profit organization that focused on public health, housing and child survival, and where he served for over a decade in a leadership position. During that period Mr. Galvin designed, developed, and managed emergency food and shelter programs through New York City’s Human Resources Administration and other Federal and State entities. From November 2005 to June 2007, Mr. Galvin was Chief Operating Officer of Yucaipa Investments where he worked with religious institutions that needed to monetize underperforming assets. There he designed and managed systems that produced highest and best use analysis for hundreds of religious assets and used them to acquire and re-develop properties across the United States. Mr. Galvin holds a B.S. in Accounting from LeMoyne College and a Master’s Degree in Social Policy from Fordham University.  He was formerly an adjunct professor at Fordham University’s Graduate School of Welfare.  Mr. Galvin is currently a Board Member of SentiCare, Inc.  He previously served for ten years on the Sisters of Charity Healthcare System Advisory Board.  Mr. Galvin’s pertinent experience, qualifications, attributes and skills include managerial experience and the knowledge and experience he has attained in real estate industry.

Stevan Armstrong was appointed as a director and as the Company’s President and Chief Operating Officer upon consummation of the Merger on November 4, 2011.  Mr. Armstrong served as the President and Chief Operating Officer of SG Building since April 2009 and as a director of SG Building and its predecessor entity since January 2007.  Mr. Armstrong is a founder of SG LLC.  Prior to joining SG Building, he was a minority partner (owner) and Chief Construction Officer for Stratford Companies, a large Senior Housing development group, from 2003 until fully phasing out in March 2010, where he had complete responsibility for all engineering, design construction and commissioning of over $250,000,000 of facilities over a three year period. Prior to that, he was Executive Vice President for Operations of Hospital Affiliates Development Corp., a proprietary health care company specializing in the development of healthcare and senior care projects both domestically and internationally. Mr. Armstrong managed the design and construction of healthcare and elderly care housing projects in 40 states and 16 foreign countries with overall responsibility for operations. His background includes structural design engineering for large-scale healthcare projects, project scheduling and management of developmental of construction budgets. He spent much of his early career working on site as a field engineer and construction specialist. Mr. Armstrong served 30 years on active and reserve duty as a Civil Engineering Corps Officer for the United States Navy, retiring as Assistant Chief of Staff for Operations for the Atlantic Seabees (Navy Construction Battalions) both Active and Reserve based out of Norfolk Virginia with 8000 engineering and construction troops reporting to headquarters. Mr. Armstrong was responsible for their operations both in the United States and worldwide. Mr. Armstrong holds a Bachelor of Architectural Engineering from Penn State University and an M.S. in Engineering from George Washington University.  Mr. Armstrong brings extensive design, construction experience and engineering expertise to SG Building and his pertinent experience, qualifications, attributes and skills include real estate and development expertise.

Joseph Tacopina was appointed as a director of the Company’s upon consummation of the Merger on November 4, 2011.  Mr. Tacopina served as a director of SG Building and its predecessor entity from January 2008 until November 4, 2011. Mr. Tacopina has been a managing member of TAG since October 2007.  Mr. Tacopina founded the Law Offices of Joseph Tacopina, P.C. in 1994 and continues to practice law at his firm. Since September 2009, he has also led the Talent Representation practice at Madison Avenue Sports and Entertainment, a talent representation, marketing and advising firm. Mr. Tacopina is a member of the Federal Bar Council, the New York Counsel of Defense Lawyers, and the Judicial Committee for the Association of the Bar of the City of New York.  He also serves on the Legislative Committee for the National Association of Criminal Defense Lawyers.  Additionally, Mr. Tacopina volunteers his time as an adjunct professor at Fordham Law School and lectures nationwide on a variety of legal issues.  Mr. Tacopina is a graduate of Skidmore College and the University of Bridgeport Law School.  Mr. Tacopina’s pertinent experience, qualifications, attributes and skills include legal and securities compliance.

J. Scott Magrane was appointed as a director of the Company’s upon consummation of the Merger on November 4, 2011.  Mr. Magrane is a Managing Director at Coady Diemar Partners, an investment banking firm he co-founded in 2004. Prior to co-founding Coady Diemar Partners, Mr. Magrane spent 15 years with Goldman Sachs & Co. where his responsibilities encompassed all manner of corporate finance and strategic advisory activities. While at Goldman, he started the firm’s Energy Technology effort. Mr. Magrane began his career and spent 10 years with Blyth Eastman Dillon & Co. and Paine Webber where he specialized in energy and power project finance. Mr. Magrane holds a BA from the College of Wooster and an MBA from Wharton. Mr. Magrane has spent over 26 years advising power related enterprises including energy technology companies, utilities, independent power companies, rural electric cooperatives and governments. Mr. Magrane’s pertinent experience, qualifications, attributes and skills include corporate finance and strategic advisory expertise.

Christopher Melton was appointed as a director of the Company’s upon consummation of the Merger on November 4, 2011.  Mr. Melton has served on the board of directors of World Education and Development Fund, a non-profit organization that focuses on education for underprivileged children in Latin America, since 2008 and as a director of Bestival Ltd, a music festival on the Isle of Wight UK, since 2004. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City where he ran an $800 million book in media, telecom and Japanese investment. Mr. Melton opened Kingdon’s office in Japan where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JP Morgan Investment Management as an equity research analyst, where he helped manage $500 million in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds (“RREEF”) in Chicago from 1995 to 1997. RREEF is the real estate investment management business of Deutsche Bank’s Asset Management division. Mr. Melton earned a BA in Political Economy of Industrial Societies from UC Berkeley in 1995. Mr. Melton’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his services as a director of various companies and through his personal real estate investment and development activities.

Brian Wasserman, CPA, has served as the Chief Financial Officer of the Company since consummation of the Merger on November 4, 2011, pursuant to a consulting agreement, dated November 7, 2011 between the Company, BAW Holdings Corp. (“BAW”) and Mr. Wasserman (the “Wasserman Agreement”).  Although Mr. Wasserman will not devote all his professional time to serving as the Chief Financial Officer of the Company, he will devote as much time as is necessary to fully and professionally perform his duties as the Company’s Chief Financial Officer.  Mr. Wasserman served as the Chief Financial Officer of SG Building pursuant to the Wasserman Agreement since June 2011. Mr. Wasserman has been a Partner and a Director of Forensic Services at Janover, LLC, a public accounting firm since January 2010 and the Chief Executive Officer of BAW, a financial consulting business, since September 2005. Mr. Wasserman was a founder, the Chief Financial Officer and Treasurer of Newtek Business Services, Inc. (“Newtek” — NASDAQ Symbol “NEWT”) from September 1997 through July 2005. Newtek is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek brand. Newtek serves as a “one-stop-shop” provider of business services to the small- and medium-sized business market. From 1992 thru 1997, Mr. Wasserman was the Chief Financial Officer for a Wall Street investment banking firm, the General Partner of various investment limited partnerships and the Treasurer of Engex, Inc., a publicly traded closed end mutual fund. Mr. Wasserman is a licensed New York State Certified Public Accountant and holds a BS in Accounting from Lehigh University. From 1987 thru 1992, Mr. Wasserman worked for Coopers & Lybrand (now PricewatershouseCoopers) and earned the title of Manager.

Jennifer Strumingher was appointed as the Company’s Chief Administrative Officer upon consummation of the Merger on November 4, 2011.  Ms. Strumingher held various positions with SG Building and its predecessor entity since February 2008, and has served as the Chief Administrative Officer of SG Building since March 2010 and as a director since April 2009.  From May 2007 to February 2008, Ms. Strumingher was involved in private real estate renovations. From November 2005 to May 2007, Ms. Strumingher worked for a boutique contemporary knitwear company in brand positioning, sales and product marketing. Prior to that Ms. Strumingher was an Equity Sales Manager for PaineWebber, Inc. from July 1996 to December 2000 where she communicated and marketed PaineWebber’s equity research to a select group of clients. Additionally, Ms. Strumingher conducted verbal and written client portfolio reviews using sector analysis to maximize profits, minimize risk and diversify holdings. Ms. Strumingher holds a B.S. in Management and Marketing from Binghamton University’s (State University of New York) School of Management.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by the following executive officers, for each of CDSI and SG Building, for the fiscal year ended December 31, 2010 and 2009: (i) individuals who served as, or acted in the capacity of, the Company’s principal executive officer for the fiscal year ended December 31, 2010; (ii) the Company’s two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2010; and (iv) up to two additional individuals, other than former principal executive officers, for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended December 31, 2010.  No disclosure is made for any executive officer, other than the Principal Executive Officer, whose total compensation did not exceed $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonquali fied Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

CDSI

Richard J. Lampen former President and Chief Executive Officer (1)	2010	-	-	-	-	-	-	-	None
	2009	-	-	-	-	-	-	-	None

SG Building

Paul M. Galvin current Chief Executive Officer (2)	2010	221,000	-	-	-	-	-	-	221,000
	2009	40,666	-	-	-	-	-	-	40,666
Stevan Armstrong current President and Chief Operating Officer(3)	2010	149,250	-	-	-	-	-	-	149,250

(1)
Richard J. Lampen, served as the President and Chief Executive Officer of the Company from November 5, 1998, until consummation of the Merger on November 4, 2011.  Upon consummation of the Merger and the resignation of Mr. Lampen, Paul Galvin was appointed the Chief Executive Officer of the Company.

Richard J. Lampen and J. Bryant Kirkland III, were the Company’s sole executive officers in 2010 or 2009 and did not receive any salary or other compensation from the Company in 2010 or 2009, other than normal compensation paid to directors (as described below).  The Company was not party to any employment agreements or other compensation plans prior to the Effective Date of the Merger.

(2)
Mr. Galvin did not receive any compensation from the Company in fiscal 2010 or 2009.  The compensation reflected in the Summary Compensation Table was paid to Mr. Galvin by SG Building and its predecessor entity, SG LLC, in connection with his employment and other services provided to SG Building and SG LLC.  Prior to the Merger, Mr. Galvin served as the Chief Executive Officer of SG Building and SG LLC and was the founder of SG LLC.  As a member of SG Building LLC, Mr. Galvin was also entitled to certain member distributions.

(3)
Mr. Armstrong did not receive any compensation from the Company in fiscal 2010 or 2009.  The compensation reflected in the Summary Compensation Table was paid to Mr. Armstrong by SG Building and its predecessor entity, SG LLC, in connection with his employment and other services provided to SG Building and SG LLC by Mr. Armstrong.  Prior to the Merger, Mr. Armstrong served as the President and Chief Operating Officer of SG Building since April 2009 and as a director of SG Building and its predecessor entity since January 2007.  Mr. Armstrong is a founder of SG LLC.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The Company, through its principal operating subsidiary, SG Building, is party to employment agreements with Paul Galvin, its Chief Executive Officer, Stevan Armstrong, its President and Chief Operating Officer and Jennifer Strumingher, its Chief Administrative Officer (the “SGB Employment Agreements”).  Mr. Galvin’s agreement is for a term of three (3) years with a base salary of $240,000 per annum.  Mr. Armstrong’s agreement is for a term of three (3) years with a base salary of $150,000 per annum.  Ms. Strumingher’s agreement is for a term of three (3) years with a base salary of $100,000 per annum.  In addition, each of the officers may be entitled to receive a discretionary bonus as determined by the Board of Directors of the Company.

In the event that the employment of Mr. Galvin is terminated by the Company for any reason other than for “Cause” (as defined in his employment agreement), he may be entitled to receive compensation equal to one year of his base salary.  In the event that the employment of Mr. Armstrong or Ms. Strumingher is terminated by the Company for any reason other than for “Cause” (as defined in the employment agreements), such officer may be entitled to receive compensation equal to the lesser of one year of his or her base salary or the remaining salary due for the term of his or her employment agreement.  In addition to the foregoing payments, Messrs. Galvin and Armstrong and Ms. Strumingher may be entitled to receive a lump sum payment in an amount equal to a prorated portion of the greater of (i) any annual bonus payable in the year in which the termination of employment occurs or (ii) the terminated executive’s annual bonus in the year preceding the year of termination of employment.

Under the terms of Mr. Galvin’s employment agreement, upon a change of control followed within six (6) months by a termination by the Company of his employment, or a diminution in his duties, Mr. Galvin may be entitled to receive a severance payment equal to eighteen (18) months of his base salary.  Under the terms of Mr. Armstrong’s and Ms. Strumingher’s employment agreement, upon a change of control followed within six (6) months by a termination by the Company of such officer’s employment, or a diminution in his or her duties, Mr. Armstrong or Ms. Strumingher may be entitled to receive a severance payment equal to the lesser of eighteen (18) months of his or her base salary or the remaining salary due for the term.  The SGB Employment Agreements all contain an 18 month non-compete provision upon termination which will be increased to two (2) years if the employee is terminated by the Company for “Cause” (as defined in the employment agreements).

Wasserman Consulting Agreement

On November 7, 2011, the Company entered into the Wasserman Agreement, which provides for certain consulting services to be provided by BAW and for Mr. Wasserman to serve as the Company’s Chief Financial Officer from  November 7, 2011 until November 7, 2014, unless the Agreement is terminated for “Cause” (as defined in the Wasserman Agreement).  The Wasserman Agreement provides that BAW will be paid $10,000 per month and for Mr. Wasserman will receive options to purchase 1,000,000 shares of company stock at fair market value on the grant date ($0.20); one-third of which vest on the grant date, one-third vesting on November 7, 2012, and the remaining one-third vesting on November 7, 2013.

The Company has attached hereto as Exhibits 10.06 a copy of the Wasserman Agreement.  The foregoing summary is qualified in their entirety by the contents of the Wasserman Agreement.

Stock Options

In order to attract and retain persons necessary for its business, the Company adopted the 1997 Stock Option Plan (the “1997 Plan”) covering up to 750,000 shares, pursuant to which officers, directors and key employees and consultants are eligible to receive incentive and/or non-incentive stock options.  The 1997 Plan, which expired on January 29, 2007, was administered by the Board or the Compensation Committee.  All options outstanding under the 1997 Plan expired on January 12, 2009.

On July 27, 2011, in connection with the Merger, the Company obtained the written consent of holders of a majority of its outstanding Common Stock approving the 2011 Incentive Stock Plan.  The 2011 Plan covers up to 8,000,000 shares of Common Stock, and is designed to enable the Company to offer its employees, officers, directors, consultants and advisors whose services are considered valuable an opportunity to acquire an interest in the Company, to encourage a sense of proprietorship in the Company and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.  The various types of incentive awards that may be provided under the 2011 Plan (including options, restricted stock, and stock appreciation rights) are intended to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. All of the Company’s officers, directors, employees, consultants and advisors, as well as those of its subsidiaries, are eligible to be granted awards under the 2011 Plan. An incentive stock option may be granted under the 2011 Plan only to a person who, at the time of the grant, is an employee of the Company or its subsidiaries.  The plan expires on July 26, 2021 and is administered by the Company’s Board.

2011 Option Grants

On November 7, 2011, the Stock Option Committee of the Company’s Board granted an aggregate 4,387,500 options to purchase Common Stock to Named Executive Officers and other employees and directors of the Company (the “2011 Options”) and approved the granting of 2,000,000 more options to Mr. Galvin (the “Galvin Options”) on January 2, 2012, which are to be granted on same terms as the 2011 Options.  The 2011 Options are 10 year options and were granted under the 2011 Plan at fair market value (as defined in the 2011 Plan) and, as approved by the Stock Option Committee, the Galvin Options (when granted) will be granted at fair market value on the day of grant.  One third of the 2011 Options and the Galvin Options vest upon grant, the second third vests on the first anniversary of the grant date, and the remaining third vests on the second anniversary of the grant date.

Compensation of Directors

CDSI paid each director an annual retainer of $5,000, payable quarterly, and reimburse the directors for reasonable travel expenses incurred in connection with their activities on CDSI’s behalf.

The table below summarizes the compensation paid by CDSI to directors for the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Richard J. Lampen	$5,000	$5,000
J. Bryant Kirkland III	$5,000	$5,000
Robert M. Lundgren	$5,000	$5,000
Glenn L. Halpryn	$2,500	$2,500

On November 7, 2011, the Company’s Stock Option Committee established per-meeting director’s fees that provide for each director on the Audit Committee (Messrs. Kirkland, Magrane and Melton) to receive options to purchase $12,500 worth of Company Common Stock for each Board or committee meeting attended by such director, and for each other director (other than Messrs. Galvin and Armstrong) to receive options to purchase $10,000 worth of Company Common Stock for each Board or committee meeting attended by such director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Prior to consummation of the Merger, certain accounting and related finance functions were performed on behalf of the Company by employees of Vector, the Company’s pre-Merger principal stockholder.  Expenses incurred relating to these functions were allocated to the Company and paid as incurred to Vector based on management’s best estimate of the cost involved. The amounts allocated were immaterial for the fiscal years ended December 31, 2009 and 2010.

On March 26, 2009, the Company entered into a $50,000 Revolving Credit Promissory Note (the “Revolver”) with Vector due December 31, 2012. The loan bears interest at 11% per annum. There was a balance $37,500 outstanding under the Revolver at December 31, 2010.  On January 26, 2011, the Company and Vector entered into an amendment to the Revolver increasing the amount that it may borrow thereunder from $50,000 to $100,000. The Revolver had a balance of $68,500 at June 30, 2011. Accrued interest on the Revolver was $8,253 as of June 30, 2011.

Transaction Relationships

Vector

Vector is also a stockholder of SG Building and as such, received 2,018,519 additional shares of Company Common Stock upon consummation of the Merger. Messrs. Lampen and Kirkland are each executive officers of Vector.

Ladenburg

In October and December 2010, Ladenburg acted as placement agent for SG Building in a private placement and raised aggregate gross proceeds of $2,875,000 (the “Private Placement”). Ladenburg was paid an aggregate cash fee of $201,250 for its services in the Private Placement and was also issued warrants to purchase shares of common stock of SG Building, which represents the right to purchase an aggregate of 1,044,583 shares of the Company’s Common Stock. SG Building also agreed that if Ladenburg introduced it to an existing publicly traded company with which to consummate a merger, it would cause Ladenburg to be issued shares of Common Stock of the combined merger entity equal to 1% of the outstanding shares of such entity on a fully diluted basis.  Ladenburg introduced the Company to SG Building and accordingly, was issued an aggregate of 408,750 shares of the Company’s Common Stock (representing 1% of the Company’s stock on a fully diluted basis) upon consummation of the Merger. Vector invested $500,000 in SG Building as part of the Private Placement.

Mr. Lampen is the president and chief executive officer of Ladenburg’s parent company. Additionally, Vector, through a wholly-owned subsidiary, owns approximately 8% of the outstanding common stock of Ladenburg.

Director Independence and Board Committees

Prior to consummation of the Merger on November 4, 2011, the Company’s Board consisted of Messrs. Lampen, Kirkland, Halpryn and Lundgren. Upon consummation of the Merger, Messrs. Halpryn and Lundren resigned and Paul Galvin, Joseph Tacopina, Stevan Armstrong, J. Scott Magrane and Christopher Melton were appointed to the Company’s Board.

The Company currently utilizes the definition of “independent” set forth in the NASDAQ Stock Market’s listing standards. The Company believes that Messrs. Kirkland, Tacopina, Magrane and Melton are independent.

The Company currently has an audit committee consisting of J. Bryant Kirkland III, J. Scott Magrane and Christopher Melton each of whom is an independent director. Mr. Kirkland is an “audit committee financial expert.” Prior to consummation of the Merger the Company’s audit committee consisted of Messrs. Lundgren and Halpryn, with Mr. Lundgren being the “audit committee financial expert.”  During the fiscal year ending December 31, 2010, the audit committee met on four occasions. The audit committee has met on three occasions and acted by unanimous written consent on one occasion thus far in 2011.

As the Company is not a “listed company” under SEC rules, the Company is not required to have a compensation committee.  Furthermore, the Company does not believe it is necessary for the Board to appoint such committee, or have a separately designated lead director, because the volume of matters that came before the Board for consideration permits all directors to give sufficient time and attention to such matters to be involved in all decision making.  Notwithstanding the foregoing, the Company has established a Stock Option Committee consisting of Messrs. Magrane and Melton, which is responsible for reviewing and approving all stock option grants.

The Board is responsible for overseeing risk management, and receives reports from management periodically.

Nominating Committee and Stockholder-Director Communications

The Company’s Board does not have a nominating committee because the Board does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time. Given the scope of the Company’s operations, the Board believes a specific nominating policy would be premature and of little assistance until the Company’s business operations are at a more advanced level.

Currently, the entire Board decides on nominees, on the recommendation of any member of the Board, followed by the Board’s review of the candidates’ resumes and interviews of candidates. There has not been any defined policy or procedural requirements for stockholders to submit recommendations or nomination for directors. However, the Board will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders should communicate nominee suggestions directly to any of the Board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, the Board believes that persons should be actively engaged in business endeavors, have a financial background, be familiar with acquisition strategies and money management and be able to promote a diversity of views based on the person’s education, experience and professional employment. Based on the information gathered, the Board then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Family Relationships

There are no family relationships among the Company’s existing or incoming directors or officers.

Board of Directors’ Meetings

During the fiscal year ending December 31, 2010, the Board acted by unanimous written consent on one occasion. The Board has also met on three occasions and acted by unanimous written consent on one occasion thus far in 2011.

The Board does not have a formal policy of attendance of directors at the annual meeting. The Company did not have an annual meeting of stockholders in 2009 or 2010.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Company’s Common Stock is currently quoted on the OTC Bulletin Board under the symbol “SGBX”.  The Company’s Common Stock was previously quoted under the symbol “CDSI”.  The following table sets forth for the periods indicated, the reported high and low closing bid quotations per share for our Common Stock.  The sale prices set forth below reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily represent actual transactions.  The closing bid quotation per share for the Company’s Common Stock on November 4, 2011 was $0.20 per share.  The closing bid quotation per share for the Company’s Common Stock on July 27, 2011, the date immediately prior to announcement of the transactions proposed by the Merger Agreement, was $0.19 per share.

	High	Low
2011
Third Quarter	$0.65	$0.19
Second Quarter	0.23	0.20
First Quarter	0.5	0.19

2010
Fourth Quarter	$0.30	$0.14
Third Quarter	0.20	0.18
Second Quarter	0.30	0.07
First Quarter	0.14	0.07

2009
Fourth Quarter	$0.12	$0.07
Third Quarter	0.10	0.06
Second Quarter	0.13	0.05
First Quarter	0.13	0.10

As of November 9, 2011, there were approximately 78 holders of record of the Company’s Common Stock or otherwise entitled to receive Company Common Stock in connection with the Merger.

Dividend Policy

The Company has never declared or paid dividends on its Common Stock and does not expect to pay any dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,637,500*	$0.20*	3,362,500*
Equity compensation plans not approved by security holders
Total			3,362,500*

*
Does not reflect the Galvin Options.  For a description of the Galvin Options, see the information set forth under the heading “Executive and Director Compensation - 2011 Option Grants” in Item 2.01, which is incorporated by reference.

RECENT SALES OF UNREGISTERED SECURITIES

On April 23, 2010, the Company entered into a stock purchase agreement pursuant to which it sold 150,000 shares of our Common Stock (the “Shares”) for an aggregate purchase price of $15,000, or $0.10 per Share.  The Shares are restricted securities and no registration rights have been granted.  The issuance of the Shares was exempt from the registration requirements under the Securities Act, pursuant to Section 4(2) thereof, because the transaction did not involve a public offering.

See description of the securities issuance in connection with Merger in the section titled “Merger” in Item 2.01, which is incorporated by reference.  The issuance of the Shares was exempt from the registration requirements under the Securities Act, pursuant to Section 4(2) thereof, because the transaction did not involve a public offering.

See description of recent stock option grants in the section titled “Executive and Director Compensation - 2011 Option Grants” in Item 2.01, which is incorporated by reference.   The issuance of the Options was exempt from the registration requirements under the Securities Act, pursuant to Section 4(2) thereof, because the transaction did not involve a public offering.

On November 7, 2011, the Company issued 50,000 shares of Company Common Stock in connection with the conversion of outstanding debt into shares of Common Stock.  The issuance of such shares was exempt from the registration requirements under the Securities Act, pursuant to Section 4(2) thereof, because the transaction did not involve a public offering.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.  Immediately following the Merger, there were 39,729,514 shares of Common Stock outstanding (including shares to be issued in connection with the Merger) held of record by approximately 78 stockholders (including recipients of Common Stock to be issued in connection with the Merger) and no shares of Preferred Stock outstanding.  In addition, upon consummation of the Merger Warrants issued by SG Building were automatically converted into warrants of the Company to purchase 1,145,510 shares of Common Stock having terms and conditions substantially identical in all material respects to the terms and conditions pertaining to the Warrants issued by SG Building.

Common Stock

There are no preemptive, subscription, conversion or redemption rights pertaining to the Common Stock. The absence of preemptive rights could result in a dilution of the interest of the existing stockholders should additional shares of Common Stock be issued. In addition, the rights of holders of the shares of Common Stock may become subject in the future to prior and superior rights and preferences in the event the Board establishes one or more additional classes of Common Stock or one or more series of Preferred Stock. The Board has no present plan to establish any such additional class or series. See section titled “Risk Factors - The issuance of addition securities by the Board will dilute the ownership interests of our current stockholders and discourage the acquisition of the Company” in this Item 2.01.  Holders of the Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company available upon liquidation.

Each share of Common Stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than 50% of all of the outstanding shares of Common Stock can elect all of the Company’s directors. Significant corporate transactions, such as amendments to our amended and restated certificate of incorporation, mergers, sales of all or substantially all assets and dissolution or liquidation require approval by the affirmative vote of a majority of the outstanding shares of Common Stock. Other matters to be voted upon by the holders of Common Stock normally require the affirmative vote of a majority of the shares present or represented by proxy at the particular stockholders’ meeting.  Immediately following consummation of the Merger, the Company’s directors, officers and greater than 5% stockholders as a group beneficially owned approximately 20.6% of the outstanding shares. See section titled “Security Ownership of Certain Beneficial Owners and Management” in this Item 2.01.  Accordingly, such persons will continue to be able to control the Company’s affairs, including, without limitation, the sale of equity or debt securities of the Company, the appointment of officers, the determination of officers’ compensation.

Preferred Stock

The Company’s Board is authorized (without any further action by the stockholders) to issue preferred stock in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends, if any, on the Common Stock. Also holders of the preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of Common Stock. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company’s securities, or the removal of incumbent management. The Board of Directors of the Company, without stockholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the holders of Common Stock.

Warrants

The Company currently has 1,044,584 five-year warrants outstanding to purchase an aggregate of 1,044,584 shares of Company Common Stock for $0.2477 per share (the “Warrants”).  The Warrants, which are held by Ladenburg, have registration rights and expire on October 28, 2015 and contain redemption provisions that make them redeemable for cash by the holder of the warrant under certain circumstances that are not within the control of the Company.   The Warrants are governed by the terms of the Warrant Agreements between the Company the Ladenburg.  The warrants are exercisable, at the option of the holder, at any time prior to their expiration.

ANTI-TAKEOVER EFFECT OF DELAWARE LAW,

CERTAIN CHARTER PROVISIONS

The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

In addition, the Company’s authorized capital consists of 105,000,000 shares of capital stock of which 100,000,000 shares are designated as Common Stock and 5,000,000 shares are designated as Preferred stock. The Board of Directors, without any action by the Company’s stockholders, is authorized to designate and issue shares in such classes or series (including classes or series of Preferred stock) as it deems appropriate and to establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of Preferred stock and other classes of Common Stock that may be issued may be superior to the rights granted to the holders of the existing classes of Common Stock.  Further, the ability of the Board of Directors to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal regarding the Company and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of Common Stock. Issuance of preferred stock, which may be accomplished though a public offering or a private placement, may dilute the voting power of holders of Common Stock (such as by issuing preferred stock with super voting rights) and may render more difficult the removal of current management, even if such removal may be in the stockholders’ best interests.  Any such issuance of preferred stock could prevent the holders of Common Stock from realizing a premium on their shares. See section titled “Description of Securities” in this Item 2.01.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Certificate of Incorporation

The Company’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of the Company will have personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing in the Certificate of Incorporation will eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  In the event the DGCL is amended so as to authorize corporate action further eliminating or limiting the liability of directors of the Company, the liability of the directors will thereupon be eliminated or limited to the maximum extent permitted by the DGCL, as so amended from time to time.

The Company will indemnify any person: (a) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe such person’s action was unlawful, or (b) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification will be made in respect of any claim, issue or matters as to which such person will have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court will deem proper.

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in clauses (a) and (b) in the preceding paragraph, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The rights conferred on any director of the Company under the Certificate of Incorporation will inure to the benefit of any entity that is affiliated with such director and that is a stockholder of the Company.  Any indemnification under clauses (a) and (b) in the preceding paragraph (unless ordered by a court) will be made by the Company only as authorized in the specified case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in clauses (a) and (b) in the preceding paragraph. Such determination will be made (1) by the board of directors of a majority vote of the quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it will ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the Certificate of Incorporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

The indemnification and advancement of expenses provided by or granted pursuant to the Certificate of Incorporation will not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

The Company may purchase and maintain, insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Certificate of Incorporation.

For purposes of the Certificate of Incorporation, references to “the Company” includes, in addition to the resulting Company, any constituent Company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Company, or is or was serving at the request of such constituent Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, will stand in the same position under the Certificate of Incorporation with respect to the resulting or surviving Company as he or she would have with respect to such constituent Company if its separate existence had continued.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Certificate of Incorporation will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person.

Employment Agreements

The SGB Employments Agreements provide that the Company will indemnify and hold Messrs. Galvin and Armstrong and Ms. Strumingher harmless from any liabilities arising out of, or related to, their employment as an employee, officer and, if applicable, director of the Company and its subsidiaries and affiliates to the maximum extent allowable by law, provided such liabilities do not arise out of or relate to any fraudulent or criminal activity on their part.

Indemnification Agreements.

See description of the Company Indemnification Agreements and the Wasserman Indemnification set forth in Item 1.01 “Entry into a Material Definitive Agreement” which is incorporated by reference.

The Merger Agreement

The Merger Agreement provides that for a period of six (6) years, the Company will cause to be maintained in effect policies of director and officer insurance covering claims arising from facts and events that occurred prior to consummation of the Merger.

As representatives of the Company, the Company’s directors and officers have certain right to indemnification as set forth in the Merger Agreement.  See the section titled “Merger — Indemnification of CDSI” in this Item 2.01 for more information on the Company’s rights to indemnification under the Merger Agreement.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to Item 9.01 of this Current Report on Form 8-K for the pro forma financial statements of the Company and SG Building.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to Item 4.01 “Changes in Registrant’s Certifying Accountant” which is incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

See the section titled “Recent Sales of Unregistered Securities” in Item 2.01, which is incorporated by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On November 7, 2011, the Audit Committee of the Board of Directors of the Company approved changing the Company’s independent registered public accounting firm from Becher Della Torre Gitto & Company PC (“Becher”) to Marcum LLP (“Marcum”).  The dismissal of Becher, as approved by the Audit Committee of the Company’s Board of Directors, was effective immediately.

Becher’s reports on the Company’s financial statements for the fiscal years ended December 31, 2009 and 2010 contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s fiscal years ended December 31, 2009 and 2010 and through November 7, 2011, there were no disagreements between the Company and Becher on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Becher, would have caused Becher to make reference thereto in its report on the financial statements for such years.

During the Company’s fiscal years ended December 31, 2009 and 2010 and through November 7, 2011, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the disclosures above to Becher and requested Becher to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Becher agrees with the foregoing statements and, if not, the respects in which it disagrees. A copy of the letter from Becher to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On November 7, 2011, the Company engaged Marcum as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2011. The change in the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors on November 7, 2011.

During the years ended December 31, 2009 and December 2010 and the subsequent interim period through November 7, 2011, the Company did not consult with Marcum regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or event identified in response to (a)(1)(iv) of Item 304 of Regulation S-K, or a reportable event as that term is used in Item 304(a)(1)(v) of Item 304 of Regulation S-K.

Item 5.01	Changes in Control of the Registrant.

On July 27, 2011, the Company entered into the Merger Agreement with Merger Sub, SG Building and certain stockholders of SG Building. Upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into SG Building, with SG Building surviving the Merger and becoming a wholly-owned subsidiary and principal operating business of the Company.

Upon consummation of the Merger, the holders of common stock of SG Building received an aggregate of 36,050,764 shares of the Company’s Common Stock. Additionally, Ladenburg received in the Merger 408,750 shares of the Company’s Common Stock pursuant to contractual obligations between SG Building and Ladenburg. Upon consummation of the Merger, all outstanding SG Building warrants were cancelled and substituted with warrants of similar tenor to purchase an aggregate of 1,145,510 shares of the Company’s Common Stock. As a result of the foregoing, the holders of Company Common Stock prior to the Merger now own an aggregate of 8% of the Company Common Stock on a fully diluted basis after the Merger, the stockholders and warrant holders of SG Building before the Merger now beneficially own an aggregate of 91% of the Company Common Stock on a fully diluted basis after the Merger, and Ladenburg now owns an aggregate of 1% of the Company Common Stock on a fully diluted basis after the Merger (not including warrants to purchase shares of the Company’s stock it received in the Merger as a result of it currently holding warrants to purchase shares of SG Building common stock).

Upon consummation of the Merger, (i) Robert Lundgren and Glenn Halpryn resigned from their Board positions with the Company and (ii) Paul M. Galvin, SG Building’s Chief Executive Officer, Joseph Tacopina, a director of SG Building, Stevan Armstrong, SG Building’s President and Chief Operating Officer, J. Scott Magrane and Christopher Melton were appointed to the Company’s Board.

Additionally, upon consummation of the Merger, (i) each of Richard J. Lampen and J. Bryant Kirkland III resigned from their positions as officers of the Company and (ii) Paul Galvin became the Chief Executive Officer of the Company, Brian Wasserman became the Chief Financial Officer of the Company, Stevan Armstrong became the President and Chief Operating Officer of the Company and Jennifer Strumingher became the Chief Administrative Officer of the Company.  As a result of the foregoing, the Change of Control occurred with respect to the Company’s stock ownership and management upon consummation of the Merger with SG Building.  Under Delaware law, the Company’s stockholders do not have appraisal rights in connection with the merger or the Change of Control. The Merger, the Merger Agreement, and the Company’s securities are described in more detail above in the sections titled “Merger” and “Description of Securities” in Item 2.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under the heading “Executive Officers, Directors and Key Employees” in Item 2.01 is incorporated by reference.

The information set forth under the heading “Executive Compensation – Wasserman Agreement” in Item 2.01 is incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under the heading “Merger - Charter Amendments” in Item 2.01 is incorporated by reference.

Item 5.06	Change in Shell Company Status.

As a result of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), SG Building’s audited financial statements for the fiscal years ended December 31, 2010 and December 31, 2009 and SG Building’s unaudited financial statements for the six-month interim period ended June 30, 2011 and June 30, 2010 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit	Description

2.01
Merger Agreement and Plan of Reorganization, dated July 27, 2011, by and among CDSI Holdings Inc., CDSI Merger Sub, Inc., SG Blocks, Inc. and Certain Stockholders of SG Blocks, Inc. incorporated herein by reference to Exhibit 2.1 to the Current Report on form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.)with the Securities and Exchange Commission on August 2, 2011.

3.01*	Amended and Restated Certificate of Incorporation of SG Blocks, Inc. (fka CDSI Holdings Inc.)

3.02	Amended and Restated Bylaws of SG Blocks, Inc. (fka CDSI Holdings Inc.), incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2A (filed on May 05, 2009).

10.01
2011 Incentive Stock Plan, incorporated herein by reference to Exhibit 4.1 to the Current Report on form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.)with the Securities and Exchange Commission on August 2, 2011.

10.02*
Form of Company Indemnification Agreement dated, November 7, 2011, between SG Blocks, Inc. and each of Paul Galvin, Joseph Tacopina, Stevan Armstrong, J. Scott Magrane, Christopher Melton, J. Bryant Kirkland III, Richard J. Lampen, Jennifer Strumingher, and Brian Wasserman.

10.03*	Employment Agreement, dated October 26, 2010, between Paul Galvin and SG Building Blocks, Inc. (fka SG Blocks, Inc.).

10.04*	Employment Agreement, dated October 26, 2010, between Stevan Armstrong and SG Building Blocks, Inc. (fka SG Blocks, Inc.).

10.05*	Employment Agreement, dated October 26, 2010, between Jennifer Strumingher and SG Building Blocks, Inc. (fka SG Blocks, Inc.).

10.06*	Consulting Agreement, dated November 7, 2011 between SG Blocks, Inc, BAW Holdings Corp. and Brian Wasserman.

16.01*	Letter from Becher Della Torre Gitto & Company PC to the Securities and Exchange Commission, dated November 9, 2011.

17.01*	Resignation Letter of Glenn L. Halpryn, dated October 19, 2011.

17.02*	Resignation Letter of Robert Lundgren, dated October 19, 2011.

99.01*	SG Building Blocks, Inc. (fka SG Blocks, Inc.) financial statements for the fiscal years ended December 31, 2010 and 2009 and for the six months ended June 30, 2011 and 2010 (unaudited).

99.02*
Unaudited pro forma condensed combined balance sheet as of June 30, 2011 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and six months ended June 30, 2011.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2011
SG BLOCKS, INC.

	By:	/s/ Brian Wasserman
		Name:	Brian Wasserman
		Title:	Chief Financial Officer